2









               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) December 14,
1998


                           Crane Co.
       (Exact Name of Registrant as Specified in Charter)

     Delaware                                          0-1657
13-1952290
(State or Other Juris-             (Commission File         (IRS
Employer
diction of Incorporation)          Number)
Identification No.)


     100 First Stamford Place, Stamford, CT
06902
(Address of principal executive offices)                    (Zip
Code)

    Registrant's telephone number, including area code (203) 363-7300

_________________________________________________________________
_____________
  (Former Name or Former Address, if Changed Since Last Report)









Item 5.        Other Events.

          On December 15, 1998, Crane Co. ("Crane") announced that it is reaffirming its previous offers to Coltec Industries Inc ("Coltec") to merge the two companies in a tax-free, stock-for-stock transaction. Under the terms of Crane's merger proposals, which were sent to Coltec on September 24, 1998 and again on November 20, 1998, each outstanding Coltec share would be exchanged for 0.80 shares of Crane for an aggregate equity value of approximately $1.45 billion, or $22.40 per Coltec share, representing a 34.2% premium over $16.69, the closing stock price of Coltec on December 14, 1998, and a 21.2% premium over the value of Coltec's merger with The B.F. Goodrich Company ("Goodrich"). A copy of the press release is filed herewith as
Exhibit 1.

          Crane also announced that it has filed a complaint in the U.S. District Court for the Southern District of New York against Coltec and Goodrich to enforce Crane's rights under a prior written agreement between Crane and Coltec. In its lawsuit, Crane alleges, among other things, that the merger negotiations between Coltec and Goodrich were conducted in breach of a written agreement that was executed by both Crane and Coltec on October 31, 1995. A copy of the complaint, and the exhibits attached thereto, is filed herewith as Exhibit 2.

          Crane sent letters to the Boards of Directors of both Coltec and Goodrich, advising them of the breaches of Crane's contractual rights and Crane's superior merger proposal. The letters call upon the Boards to disavow the anti-shareholder break-up fee and option lock-up in their merger agreement. Copies of Crane's letters to the Coltec and Goodrich Boards are attached as exhibits to the press release filed as Exhibit 1 hereto.

Item 7.        Financial Statements, Pro Forma Financial
          Information and Exhibits

(c)  Exhibit No.              Description

                         (1)                 Crane Co. Press
                         Release, December 15, 1998.

                         (2)                 Civil Complaint,
                         Crane Co. v. Coltec Industries Inc.,
                         Runway Acquisition Corporation and The
                         B.F. Goodrich Company, in the United
                         States District Court for the Southern
                         District of New York.
                           SIGNATURES



          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CRANE CO.



Date :  December 15, 1998                    By:  \s\ Augustus I.
duPont
                                 Name:  Augustus I. duPont
                                 Title: Vice President, General
                                      Counsel and Secretary


                          EXHIBIT INDEX

(c)  Exhibit No.              Description

                         (1)                 Crane Co. Press
                         Release, December 15, 1998.

                         (2)                 Civil Complaint,
                         Crane Co. v. Coltec Industries Inc.,
                         Runway Acquisition Corporation and The
                         B.F. Goodrich Company, in the United
                         States District Court for the Southern
                         District of New York.

                                                        EXHIBIT 1

Contact:  Joele Frank / Dan Katcher
          Abernathy MacGregor Frank
          (212) 371-5999


FOR IMMEDIATE RELEASE

            CRANE CONFIRMS MERGER PROPOSAL FOR COLTEC


Commences Lawsuit Against Coltec and B.F. Goodrich for Breach of
Contract

STAMFORD, Conn., December 15, 1998 - Crane Co. (NYSE: CR) announced today that it is reaffirming its previous offers to Coltec Industries Inc (NYSE: COT) to merge the two companies in a tax-free, stock-for-stock transaction. Under the terms of Crane's merger proposals, which were sent to Coltec on September 24, 1998 and again on November 20, 1998, each outstanding Coltec share would be exchanged for 0.80 shares of Crane for an aggregate equity value of approximately $1.45 billion, or $22.40 per Coltec share based upon the closing stock price of Crane on December 14, 1998. This represents a 34.2% premium over $16.69, the closing stock price of Coltec on December 14, 1998, and a 21.2% premium over the implied value of Coltec's merger with The B.F. Goodrich Company ("Goodrich") (NYSE: GR). The transaction is expected to be accretive to Crane's earnings per share and cash flow per share in the first year after completion of the combination. The transaction would be conditioned upon receipt of pooling of interest accounting treatment, as well as customary regulatory and shareholder approvals.

Crane also announced that it has filed a complaint in the U. S. District Court for the Southern District of New York against Coltec and Goodrich to enforce Crane's rights under a prior written agreement between Crane and Coltec. In its lawsuit, Crane alleges, among other things, that the merger negotiations between Coltec and Goodrich were conducted in breach of a written agreement that was executed by both Crane and Coltec on October 31, 1995.

Under that agreement, for a period of three years Coltec was obligated to promptly notify Crane in the event that Coltec was approached by any third party regarding a merger or other business combination. Goodrich approached Coltec with its proposal that Goodrich and Coltec enter into a business combination transaction prior to the October 31, 1998 expiration of the Crane-Coltec agreement. The right to be notified of the details of a third party bid provided Crane the opportunity to structure a competing proposal on a level playing field while Coltec benefited from Crane's agreement to allow it to get the best bid from all prospective bidders.

Goodrich's current financial advisor signed a supplement to the Crane-Coltec agreement at a time when it was acting as financial advisor to Coltec. In the supplement, the financial advisor joined the Crane-Coltec agreement as a party and agreed not to be engaged by any other party, such as Goodrich, with respect to any business combination or merger transaction involving Crane or Coltec until after October 31, 1998, without receiving prior consent from Crane. Goodrich's financial advisor was formally retained on October 22, 1998, but never sought, or received, Crane's consent required by the supplement for it to represent Goodrich in that transaction. In the Crane-Coltec agreement, Coltec agreed to be responsible for any breach of the agreement by its advisors.


                            - more -

                              - 2 -


Robert S. Evans, Chairman and Chief Executive Officer of Crane, said, "Coltec's failure to give Crane notice deprived Crane of the valuable right to present fairly a competing proposal to the Coltec Board of Directors - a right for which Crane bargained and to which Coltec agreed. Our lawsuit is designed to put Crane back on a level playing field without the anti-takeover impediments erected by Coltec and Goodrich. This would allow Crane's proposal to be properly considered by Coltec's Board.

"The transaction is an excellent opportunity for shareholders of both Coltec and Crane," Mr. Evans continued. "Not only does our offer represent a premium over Coltec's latest closing stock price, but Coltec shareholders will also have the opportunity to participate in upside potential represented in a combined Crane-Coltec. Crane and Coltec together would create a well-balanced industrial / aerospace company with a total equity market capitalization of approximately $3.5 billion, pro forma sales of over
$3.7 billion, and approximately $600 million in EBITDA."

Mr. Evans continued, "Crane has a proven track record for delivering superior value to its shareholders. Since November 3, 1995, the approximate date of Crane's initial proposal to Coltec to merge the two companies, an investment of $100 in Crane common stock would have grown to approximately $184 today. The same investment in Goodrich would be worth only $106 today. Performance clearly speaks for itself."

"There is an outstanding fit between our two companies," said Mr. Evans. "The industrial logic of a Crane-Coltec combination is compelling, both in our respective aerospace and industrial components operations. There are substantial - and realistic - cost savings and revenue enhancements to be achieved in such a combination. We believe the merits of a Crane-Coltec combination are clear and that the Coltec Board should recognize the superior benefits a combination of our two companies would bring," concluded Mr. Evans.

Crane noted that it has sent letters to the Boards of Directors of both Coltec and Goodrich, advising them of the breaches of Crane's contractual rights and Crane's superior merger proposal. The letters call upon the Boards to disavow the anti-shareholder break-up fee and option lock-up in their merger agreement. Copies of Crane's letters to the Coltec and Goodrich Boards are attached to this release.

Crane is a diversified manufacturer of engineered industrial products.

                              # # #

                            - more -

                              - 3 -


Following is the complete text of a letter that was sent from Mr.
Robert S. Evans to the Board of Directors of Coltec Industries:


December 14, 1998

Board of Directors
Coltec Industries Inc
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, NC 28217

Gentlemen:

     We were shocked to first learn about Coltec's merger agreement with B.F. Goodrich from press reports on November 23, 1998. We are compelled to report a serious failure to respect our rights.

     Crane's interest in a combination with Coltec goes back several years to discussions we began in 1995. As recently as September 24 and again on November 20, 1998, we expressed our desire to combine with Coltec. Crane submitted written proposals to Mr. John Guffey indicating a proposed exchange ratio of 0.80 Crane share for each Coltec share. The November 20 letter emphasizes what was clear in our earlier letter and discussions, the proposal was a ratio, not a dollar price. Between September 24 and November 20, 1998, Crane stock had appreciated in the market in a proportionally greater amount than had Coltec stock. At September 24, Crane stock was trading for $26 per share, while Coltec was trading for $15.75 per share. The ratio valued a Coltec share at $20.80. At November 20, our proposal was valued at $24.70 per Coltec share. At all times our proposal was substantially better than the final B.F. Goodrich offer, as it still is today. Mr. Guffey's November 24, 1998 letter indicating that Crane's November 20, 1998 letter was too late is disingenuous and ignores our contacts, as well as an important contractual commitment.

     We call your attention to paragraph nine of the Confidentiality Agreement between Crane and Coltec dated October
31, 1995, which is attached for your reference. The final sentence of the ninth paragraph is a notification provision that provides:

               "If at any time during such [three year] period either party hereto is approached by any third party concerning its or their participation in any of the types of matters referred to in clause (i), (ii) or (iii) above, such party will promptly inform the other party of the nature of such contact and the parties thereto." (Emphasis added).

     Clause (i) of paragraph nine relates generally to any business combination and specifically to merger transactions like the one announced by Coltec and B.F. Goodrich. Additionally, clauses (i), (ii) and (iii) relate to matters that affect the continuity of either Coltec or Crane or either company's management. This notice obligation survived until October 31, 1998. Coltec did not inform Crane of the discussions with B.F. Goodrich, which discussions Coltec and B.F. Goodrich have acknowledged publicly began well before the expiration of the October 31, 1998 survival period.

     In furtherance of the purpose of the Confidentiality Agreement to foster a full and fair exchange of information, the Confidentiality Agreement was supplemented on November 9, 1995 to bind as well our respective financial advisors (Morgan Stanley and Dillon Read). This supplement, accepted and agreed to by the financial advisors, as well as by Coltec and Crane, was a broad extension of the mutual commitment established by the Confidentiality Agreement. In addition to agreeing to be bound as if it were a party, Morgan Stanley agreed with Coltec and
Crane:

          "not to provide advice to any party with respect to any of the types of matters referred to in the ninth full paragraph of the Confidentiality [Agreement] for the period set forth therein." (Emphasis added).

     Notwithstanding its obligations under the supplemented
Confidentiality Agreement, Morgan Stanley's role as financial advisor to B.F. Goodrich was formalized on October 22, 1998.

     The Confidentiality Agreement required Coltec to inform Crane about the identity of B.F. Goodrich as a potential bidder and the nature of its proposals, as well as the fact that Morgan Stanley was acting as financial advisor to B.F. Goodrich. Additionally, Morgan Stanley had a contractual obligation until October 31, 1998 to advise Crane if it were approached by any third party about a merger with Coltec and an independent obligation not to advise a third party such as B.F. Goodrich with respect to a merger with Coltec without Crane's consent. Furthermore, Coltec agreed that it would "be responsible for any breach of [the Confidentiality Agreement by Morgan Stanley]". Crane acquired these rights in exchange for agreeing not to attempt to acquire Coltec on an unsolicited basis, engage in a proxy solicitation of Coltec shareholders, seek to influence or control the Coltec Board of Directors, force Coltec to make a public announcement of any of the foregoing or combine with a prospective bidder to limit competition for the acquisition of Coltec.

     Inherent in these notice rights is the acknowledgement of Crane as an acceptable bidder for and potential partner with Coltec. The right to be notified of the details of a third-party bid provided Crane the opportunity to structure a competing proposal on a level playing field while Coltec benefited from Crane's agreement to allow it to get the best bid from all prospective bidders. Coltec's failure to give notice and the granting of the lock-up option to Goodrich deprived Crane of the valuable right to present fairly a competing proposal to the Coltec Board of Directors - a right for which Crane bargained and to which Coltec agreed.

     Crane's rights are prior in time and higher in equity to any lock-up rights that B.F. Goodrich has under its merger agreement with Coltec. We believe that the Coltec Board did not fully appreciate the rights for which Crane bargained. Accordingly, Crane's bid must be considered without giving effect to the B.F. Goodrich lock-up options and other restrictions, which would limit Coltec's Board from freely considering Crane's proposal.
We call upon the Board of Directors of Coltec to act promptly to rectify this wrong and disavow the lock-up option and termination fee entered into with B.F. Goodrich. The negotiation process with B.F. Goodrich was tainted by the failure of Coltec to give the required notice of the merger discussions to Crane and by B.F. Goodrich's use of a financial advisor who was contractually bound not to advise any third party in a merger with Coltec.

     We are calling also upon the Board of Directors of B.F. Goodrich to disavow its lock-up option and termination fee as arising from the tainted and misinformed process we have outlined. This would not preclude B.F. Goodrich as a bidder for Coltec. It would only preclude B.F. Goodrich from using anti-takeover techniques to erect impediments to Crane's bid. This would merely serve to put Crane on a level playing field with B.F. Goodrich, leaving the Coltec Board free to evaluate properly Crane's offer.

     Our interest in effecting a combination of Crane and Coltec is based upon the outstanding fit between our two companies. As agreed in discussions between our companies, the industrial logic of a Crane-Coltec combination is sound, both in our respective Aerospace operations and Industrial Components operations. We believe that the merits of a Crane-Coltec merger are clear and that there are substantial cost savings to be achieved in such a combination. As expressed in our September 24 and November 20 letters, Crane is prepared to offer a share-for-share exchange on the basis of 0.80 share of Crane common stock for each outstanding share of Coltec common stock in a tax free merger that qualifies for pooling of interests accounting treatment.
Our offer is not conditioned on due diligence. We would like, however, access to confirmatory due diligence on Coltec equivalent to that provided to B.F. Goodrich.

     We believe that, given the economic power of Crane's proposal, the Coltec shareholders will reject the lower valued B.F. Goodrich merger. In order to vindicate Crane's rights, we are today commencing a lawsuit against Coltec and B.F. Goodrich in the Southern District of New York to enjoin any further actions to complete the Coltec/B.F. Goodrich transaction until the lock-up options and termination fee are disavowed. Crane will vigorously prosecute this action to protect its rights. In view of the impact that this proposal would have on the market for our shares and our respective obligations under the securities laws, I am sure that both companies will want to make prompt disclosure of this proposal.
     We are highly committed to a transaction with Coltec. In that regard, I and Crane's advisors are ready to meet immediately to discuss this proposal further and to answer any questions you may have.

                           Sincerely,






cc:  Board of Directors
      The B.F. Goodrich Company

      Philip J. Purcell
      Chairman and Chief Executive Officer
      Morgan Stanley, Dean Witter, Discover & Co.


                            - more -

                              - 6 -

Following is the complete text of a letter that was sent from Mr.
Robert S. Evans to the Board of Directors of The B.F. Goodrich
Company:

December 14, 1998

Board of Directors
The B.F. Goodrich Company
4020 Kinross Lakes Parkway
Richfield, Ohio 44286-9368

Dear Ladies and Gentlemen:

     I am writing this letter to call to your attention various breaches of contract that arose from the merger discussions between The B.F. Goodrich Company and Coltec Industries. You will find that the facts speak for themselves.

     Coltec and Crane were parties to a Confidentiality Agreement, dated as of October 31, 1995, which required Coltec to advise Crane in the event that Coltec was contacted regarding a transaction such as the one agreed to by Goodrich and Coltec or regarding other matters that affect the continuity of the company or its management. This agreement, a copy of which is enclosed, was effective through October 31, 1998. It was breached when Goodrich and Coltec began discussing a merger at least six weeks prior to the November 23, 1998 announcement.

     Furthermore, your financial advisor, Morgan Stanley, signed, along with Crane, Coltec and Dillon Read, a supplement to that Confidentiality Agreement dated November 9, 1995, a copy of which is enclosed. Pursuant to this supplement, in addition to being bound as a signatory to the Confidentiality Agreement, Morgan Stanley agreed:

          "not to provide advice to any party with respect to any of the types of matters referred to in the ninth full paragraph of the Confidentiality Letter for the [three year] period set forth therein." (Emphasis added.)

Very simply, our understanding was that Morgan Stanley agreed not to be engaged by any other party with respect to any business combination or merger transactions involving Crane or Coltec until after October 31, 1998, unless, of course, Crane consented prior to such engagement. Despite this agreement, Goodrich formalized the retention of Morgan Stanley on October 22, 1998. Morgan Stanley never sought, nor received, Crane's consent required by the agreement for it to represent Goodrich in such transaction.

     It is noteworthy that Crane had, during the time of the Coltec/Goodrich merger discussions, made an alternative proposal for Coltec. By letters dated September 24, 1998 and November 20, 1998, Crane offered to acquire Coltec at an exchange ratio of
0.80 share of Crane for each share of Coltec, thus valuing each Coltec share at $24.70 on November 20, 1998. This offer placed a substantially higher value on Coltec shares than the eventual agreement reached between Goodrich and Coltec. Moreover, if Crane had been notified by Coltec of its discussions with Goodrich, Crane would have been better informed to evaluate its bid for Coltec and present its best proposal to Coltec's Board of Directors. Crane was denied that opportunity, in disregard of its rights.

     In light of this letter, you will see that (i) Crane should have been advised of the merger discussions between Coltec and Goodrich and (ii) Morgan Stanley could not have represented you in such merger discussions without first obtaining Crane's consent, which consent would have required Crane to be fully informed as to the competing party. In sum, by negotiating for the notice rights and prohibitions on Morgan Stanley's actions contained in the October 31, 1995 and November 9, 1995 letters, Crane secured for itself a level playing field on which it would have the same opportunity to bid for Coltec as any subsequent bidder, i.e., Goodrich. We were denied these rights when Coltec pursued the Goodrich/Coltec merger in contravention of those agreements. We hope that you would agree that no deal is so important that substantial rights of another party -- rights which are analogous to the notification rights you negotiated in the merger agreement -- should be disregarded.

     I believe that the Board of Directors of Goodrich never fully appreciated the significance of the prior agreements between Crane and Coltec. That, however, does not change the fact that Crane has legal rights prior to Goodrich. While Crane and Goodrich are competitors in some respects and enjoy fruitful commercial relationships in others, we have always understood Goodrich to be an organization which honors the rights, contractual and otherwise, of those in the common marketplace. Therefore, we ask you to right this very wrong situation and disavow the lock-up option and the break-up fee. This would level the playing field consistent with Crane's prior rights, and allow Crane's proposal to be properly considered by Coltec's Board.

                                   Sincerely,



cc:  Philip J. Purcell
     Chairman and Chief Executive Officer
     Morgan Stanley, Dean Witter, Discover & Co.

     Board of Directors
     Coltec Industries Inc
                              # # #


                                                        EXHIBIT 2

               IN THE UNITED STATES DISTRICT COURT
              FOR THE SOUTHERN DISTRICT OF NEW YORK

---------------------------------------------------------------x
                                   x
CRANE CO., a Delaware corporation       x
                                   x
          Plaintiff                x
                                   x
     -against-                     x         Civ. No.
________________
                                   x
COLTEC INDUSTRIES INC and THE      x
B.F. GOODRICH COMPANY,             x
                                   x
          Defendants.                   x
                                   x
---------------------------------------------------------------x

                            COMPLAINT

          Plaintiff Crane Co. ("Crane"), by its undersigned attorneys, as for its Complaint against the defendants herein, alleges upon knowledge with respect to itself and its own acts, and upon information and belief as to all other matters, as follows:

     1. This Complaint is for damages and injunctive relief to enforce Crane's rights under a written confidentiality and standstill agreement dated October 31, 1995, between Crane and defendant Coltec Industries Inc. ("Coltec") (hereinafter, the "Standstill Agreement") and a written agreement dated November
9, 1995 among Crane, Coltec, Dillon Read & Co., Inc. ("Dillon
Read") and Morgan Stanley & Co., Inc. ("Morgan Stanley") imposing limitations on the conduct of the financial advisors to Crane and Coltec (hereinafter, the "Advisor Limitation Agreement" and, together with the Standstill Agreement, the "Agreements"). True and correct copies of the Standstill Agreement and the Advisor Limitation Agreement are attached hereto as Exhibit "A" and Exhibit "B".
2. Pursuant to the Agreements, Crane sought to ensure that it would enjoy a level playing field in connection with its negotiations to acquire Coltec. Among other things, the Agreements require Coltec to give Crane notice of any third party expression of interest in acquiring Coltec, so that Crane can formulate its best offer in response to such interest by a competing bidder, and prohibit persons who were involved in the negotiations between Crane and Coltec, including Coltec's financial advisor, Morgan Stanley, from lending assistance to such a competing bidder.
3. Defendants Coltec and The B.F. Goodrich Company ("Goodrich") have, in derogation of Crane's aforesaid rights, entered into an agreement (the "Merger Agreement") pursuant to which Goodrich proposes to acquire Coltec. The Merger Agreement contains provisions, including a Lock-up Option and a Termination Fee, among others, which have economically punitive consequences for any other bidder for Coltec and which are intended to make it commercially impossible for Crane to pursue its own bid for Coltec and was negotiated and executed without notice to Crane as required by the Standstill Agreement. Moreover, Goodrich was assisted in negotiating this agreement by Morgan Stanley, which was prohibited from doing so by the Advisor Limitation Agreement.
4. At the time Goodrich and Coltec began the discussions that culminated in the Merger Agreement, Crane was actively engaged in merger discussions with Coltec. Pursuant thereto, Crane on September 24, 1998, expressed its interest in concluding a merger with Coltec in which Coltec's stockholders would receive .8 shares of Crane common stock for each share of Coltec stock they held. Crane reconfirmed its interest in proceeding to merge with Coltec on this basis, and made a written proposal, in a letter dated November 20, 1998. On each of September 24, 1998, when it was first suggested, and November 20, 1998, when it was reconfirmed, the Crane offer would have yielded merger consideration for Coltec's stockholders substantially in excess of that offered by Goodrich in the subsequently executed Merger Agreement.
5. Having itself abided by the provisions of the Standstill Agreement that prevented it from, inter alia, enlarging its stake in Coltec or making an offer directly to Coltec's stockholders, Crane was blindsided when Coltec and Goodrich announced that they had entered into the Merger Agreement on November 22, 1998 on terms that effectively barred any offer by Crane. The defendants' failure to honor the Agreements has thus caused grave and irreparable injury to Crane, which injury can only be redressed by the injunctive relief sought herein. Crane seeks an order whereby the Court restores the parties to the position they would have been in had these Agreements been honored, by allowing Crane the opportunity to present its best offer to the Coltec
Board of Directors and have that offer considered by the Coltec
Board of Directors without interference from any Lock-up Option, Termination Fee or other restrictions contained in the Merger Agreement.
6. This court has subject matter jurisdiction over this action pursuant to 28 U.S.C. 1332 and 2201 in that there is diversity of citizenship between Crane and defendants Coltec and Goodrich, and the amount in controversy exceeds $75,000, exclusive of interest and costs.
7. The Agreements were made and executed by Coltec in this district, and Coltec has had significant contacts within this district, including numerous business meetings and business communications, with Crane.
8. Venue is proper in this Court pursuant to 28 U.S.C. 1391(a) because the claim arose in this district, Goodrich resides here, Coltec maintained its executive offices here when it entered into the Agreements, and a substantial part of the events giving rise to this dispute occurred here.
9.   The Agreements are governed by the laws of the State of New
York and this dispute, arising thereunder, is likewise to be resolved in accordance with the laws of the State of New York.
                           THE PARTIES
     10. Plaintiff Crane is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business in the State of Connecticut. Crane is a diversified manufacturer of aerospace products and industrial components and is a distributor of doors, windows and millwork.
     11. Defendant Coltec is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with its principal place of business in North Carolina. Coltec is a manufacturer of aerospace products and industrial components.
     12. Defendant Goodrich is a corporation organized under the laws of the State of New York, with its principal place of business in Ohio.
                       FACTUAL BACKGROUND
Relevant Terms of the Standstill Agreement
     13. Crane and Coltec believed that there were substantial benefits to be obtained from the combination of their industrial and aerospace manufacturing operations. Crane and Coltec entered into the Agreements to facilitate an exchange of information in furtherance of their consideration of a possible negotiated transaction between them.
     14. Mutual due diligence was necessary because the parties contemplated entering into a business combination to be accounted for as a pooling of interests, in which control would not pass and stockholders of Coltec would receive shares of Crane common stock in a ratio that reflected a significant premium to the then-current trading price of Coltec's common stock.
     15. Both Crane and Coltec were aware that structuring their business combination in such a manner as to allow for pooling of interests accounting would maximize the consideration that Crane could offer Coltec's stockholders for their shares of Coltec common stock. In fact, Crane and Coltec were aware that no business combination transaction between the two was commercially feasible without utilizing pooling of interests accounting.
     16. The Standstill Agreement was negotiated in the Southern District of New York and was executed by Coltec in the Southern District of New York at its offices at 430 Park Avenue, New York,
New York.
     17. Under the Standstill Agreement, all information exchanged between the companies (the "Evaluation Material") was to be held confidential.
     18. As part of the standstill provisions of the Standstill Agreement, Crane and Coltec agreed that each would not engage in certain types of conduct directed at the other and further agreed that each would promptly notify the other if approached by a third party regarding a merger or other business combination including either Coltec or Crane. The ninth paragraph of the Standstill Agreement provides, in pertinent part:
          "As a further condition to the furnishing of the Evaluation Material, unless specifically requested in writing in advance by the Board of Directors of one of the parties hereto ("the Subject Company"), neither the other party hereto nor any of its affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) will, and such party and its affiliates will not assist or encourage others (including by providing financing) to, directly or indirectly, for a period of three years from the date of this agreement (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership (as defined in Rule 13d-3 under the 1934 Act)) of (x) the Subject
          Company or any of its assets or businesses, (y) any securities issued by the Subject Company or
          (z) any rights or options to acquire such ownership (including from a third party), whether by means of a negotiated purchase of securities or assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction
          (a "Business Combination Transaction"), (ii) engage in an 'solicitation' of 'proxies' (as such terms are used in the proxy rules promulgated under the 1934 Act), or form, join or in any way participate in a 'group' (as defined under the 1934 Act), with respect to any securities issued by the Subject Company, (iii) otherwise seek or propose to influence or control the Board of Directors, management or policies of the Subject
          Company, (iv) take any action that could reasonably be expected to force the Subject
          Company to make a public announcement regarding any of the types of matters referred to in clause
          (I), (ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. . . .
          If at any time during such period [three years] either party hereto is approached by any third party concerning its or their participation in any of the types of matters referred to in clause (i),
          (ii) or (iii) above, such party will promptly inform the other party of the nature of such contact and the parties thereto."

(Emphasis added.) The final sentence of this paragraph is hereinafter sometimes referred to as the "Notification
Requirement".
     19. The Standstill Agreement thus provided that Crane would refrain from pursuing any steps to acquire Coltec unless invited by Coltec to do so, and in return would be given notice of any third party approach to Coltec. Such notification was intended to and would in fact allow Crane to formulate and submit for Coltec's evaluation an offer to merge with Coltec on terms superior to those offered by another bidder.
     20. The Standstill Agreement generally required each of Crane and Coltec to cause its Representatives, as defined therein, to abide by the terms of the Standstill Agreement, and further provides that "Each of Crane and Coltec will be responsible for any breach of this agreement by any of its Representatives".
     21. As originally drafted, the obligations under the ninth paragraph of the Standstill Agreement were to have a duration of one year. Coltec redrafted the Standstill Agreement to extend the duration of the obligations under the ninth paragraph to three years. That amendment is reflected in a handwritten change to the Standstill Agreement. The obligations under the ninth paragraph of the Standstill Agreement thus were to remain in full force and effect until October 31, 1998.
     22. It is unusual for such standstill provisions to have a duration as long as three years. Crane nevertheless was willing to accept these limitations on its freedom to act because of the degree of assurance and protection provided by the Notification Requirement.
     23. Crane and Coltec each recognized and agreed that "money damages would not be a sufficient remedy for any breach of any provision of this agreement by the other". Therefore, Crane and Coltec specifically agreed that each party would have the right to enforce the Standstill Agreement by "injunctive or other equitable relief".
     24. Crane and Coltec agreed that the Standstill Agreement "shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof".
The Advisor Limitation Agreement
     25. Crane retained Dillon Read as its financial advisor with respect to its potential business combination with Coltec.
     26. Morgan Stanley (collectively with Dillon Read, the "Advisors") served as Coltec's financial advisor with respect to a potential business combination with Crane.
     27. On November 9, 1995, in furtherance of the parties' desire to have a full and free exchange of confidential information while ensuring that neither party would suffer any disadvantage as a result of having made such disclosure of confidential information, Crane, Coltec, Morgan Stanley and Dillon Read entered into the Advisor Limitation Agreement.
     28. Crane obtained the Advisor Limitation Agreement in recognition of Morgan Stanley's history of influence in Coltec.
In June 1988, Morgan Stanley served as the investment banker for the leveraged buy-out of Coltec by Coltec Holdings, Inc. ("Coltec Holdings"), and for the next four years, Morgan Stanley employees constituted all of the directors of Coltec Holdings, which owned
100% of the common stock of Coltec.  In April 1992,  Morgan
Stanley was the sole underwriter of a debt offering and one of several underwriters of an equity offering of 44,275,000 shares of Coltec common stock, whereby Coltec was recapitalized. Morgan Stanley received over $47 million for its role in Coltec's recapitalization. Until June 1994, Morgan Stanley held voting and investment power over 27.3% of Coltec common shares and three employees of Morgan Stanley were members of Coltec's Board of Directors.
     29. Crane was also aware that in the past Morgan Stanley had successfully used confidential financial information obtained while representing one party to merger discussions on behalf of, and to facilitate a subsequent bid by a non-party to those discussions to acquire one of the parties involved in the initial merger discussions.
     30. Based upon Morgan Stanley's history of involvement with Coltec and its aggressive history of shopping companies, Crane expected that, unless contractually barred from doing so, Morgan Stanley would seek to be involved in any business combination involving Coltec. Crane also believed that, if permitted to assist a competing bidder for Coltec, Morgan Stanley's knowledge of the Crane/Coltec merger discussions acquired as advisor to Coltec would provide an unfair advantage to such a competing bidder.
     31. In the Advisor Limitation Agreement, which is in the form of a letter addressed by Crane and Coltec to Dillon Read and Morgan Stanley, Crane and Coltec wrote:
          "Crane and Coltec each require that the
          other's Advisor independently agree that it will be bound by the terms of the [Standstill
          Agreement], in the same manner and to the same extent as the party for whom it is acting as Advisor (Crane in the case of Dillon Read and Coltec in the case of Morgan
          Stanley), as though each Advisor were an original signatory to the [Standstill
          Agreement]. . . In addition, each of Crane and Coltec requires that each Advisor also agree not to provide advice to any party with respect to any of the types of matters referred to in the ninth full paragraph of the [Standstill Agreement] for the period set forth therein."

(Emphasis added.)

     32.  Dillon Read and Morgan Stanley both countersigned the
Advisor Limitation Agreement, thereby indicating their agreement to be bound by and to observe the requirements above recited.
The Advisor Limitation Agreement thus gave Crane assurance that, during the term of the Standstill Agreement, neither Dillon Read nor Morgan Stanley could function as a "free agent" to assist a third party in negotiating a business combination with Coltec.
Morgan Stanley or Dillon Read could do so only if both of Crane and Coltec permitted.
     33.  The Advisor Limitation Agreement absolutely bars, without the possibility of mitigation, Morgan Stanley (and for that
matter Dillon Read) from acting as financial advisor to any third party, such as Goodrich, seeking to effect a business combination with either Crane or Coltec absent notification to and the
consent of both Crane and Coltec.  The Advisor Limitation
Agreement thus ensures the integrity of the process and serves as a notification safeguard for Crane (and Coltec).
     34.  John W. Guffey, Jr., the Chairman and Chief Executive
Officer of Coltec, executed the Advisor Limitation Agreement on behalf of Coltec.  The Advisor Limitation Agreement was
negotiated and executed in New York, New York.
Crane's Proposals and Offers To Coltec
     35.  On or about October 31, 1995, Crane proposed a merger transaction with Coltec whereby each share of Coltec common stock would be exchanged for a ratio of shares of Crane that would have provided Coltec shareholders with a significant premium over the then-current trading price of Coltec's common stock.
     36.  Pursuant to the Agreements, Crane and Coltec exchanged non-
public financial information during the fall of 1995 to explore the synergies that could be obtained by the two companies on a combined basis.
     37. Although discussions continued during 1996 and 1997, those discussions did not lead to a final agreement between Crane and
Coltec.
     38.  During the late summer and early fall of 1998, well prior to the October 31, 1998 expiration of the Standstill Agreement or the Advisor Limitation Agreement, discussions between Crane and
Coltec of a possible business combination between the two picked up again.  Those discussions were conducted in accordance with the Agreements.  By this time, however, Morgan Stanley had ceased functioning as Coltec's financial advisor.
39.  At no time during these discussions, or at any point prior to the public announcement of the Goodrich/Coltec merger on
November 23, 1998, did Coltec notify Crane that it had been
approached by Goodrich or any other potential bidder, much less that the discussions with Goodrich had matured to a point where
Goodrich and Coltec were prepared to exchange confidential
information and had entered into a confidentiality agreement for that purpose.  Nor did Coltec inform Crane that Morgan Stanley was serving as Goodrich's financial advisor.
40.  Conversations between Crane and Coltec took place at the highest level of management.  R. S. Evans, the Chairman and Chief
Executive Officer of Crane, and John W. Guffey, Jr., Chairman and
Chief Executive Officer of Coltec, directly discussed a possible business combination between the two companies.
41.  At the suggestion of Mr. Guffey, on September 24, 1998, Mr.
Evans wrote a letter "to clarify for you the nature of [Crane's]
interest".  A true and complete copy of that letter is attached hereto as Exhibit "C".
42.  In that letter, Crane suggested "a merger of Coltec into
Crane on the basis of approximately .80 shares of Crane for each outstanding share of Coltec."  That exchange ratio represented
"over a 30% premium to Coltec's current stock price."  As of that time, Crane stock was trading for $26 per share, while Coltec stock was trading for $15.75 per share.
43.  The expression of interest was explicitly based on the
premise that the transaction would be tax-free to both
shareholder groups and would qualify for pooling of interests accounting treatment.
44.  Between September 24 and November 20, 1998, Crane stock appreciated in the market in a proportionally greater amount than
Coltec stock.  As noted, on September 24, 1998, Crane stock
closed trading at $26 per share, while Coltec stock closed
trading at $15.75 per share.  The value of Crane's September 24 proposal to Coltec's shareholders was $20.80 per Coltec share - a premium of $5.05 per share.  On November 20, 1998, Crane stock closed trading at $30.88 per share, while Coltec stock closed trading at $17.94.  The value of Crane's November 20 proposal to
Coltec's shareholders was $24.70 per Coltec share - a premium of
$6.76 per share.
45.  On November 20, 1998, Mr. Evans, on behalf of Crane, sent
Mr. Guffey, on behalf of Coltec, a formal proposal for a business combination.  "Reflecting our conviction that this combination
[of Crane and Coltec] can provide enormous benefits to each
shareholder group, we propose a share-for-share exchange on the basis of 0.80 shares of Crane common stock for each outstanding share of Coltec common stock in a merger which we believe would qualify for pooling of interests accounting treatment and be tax-
free to Coltec shareholders.  This exchange ratio provides more than a 40% premium to Coltec's current stock price based on
current stock prices".  A true and complete copy of that letter is attached hereto as Exhibit "D".  At the time it formulated and sent its November 20, 1998 letter, Crane was not aware that
Coltec and Goodrich had been engaged in merger discussions which began in October 1998, while the Agreements were still in force and required that notification of those discussions be given to
Crane.
46.  On November 24, 1998, Coltec, by a letter signed by Mr.
Guffey, rejected Crane's November 20 proposal on the grounds that it had been received after Coltec had entered into the Merger
Agreement with Goodrich, which had been publicly announced on
November 23, 1998.  Coltec's November 24 rejection letter makes it clear that the Coltec Board of Directors never considered
Crane's November 20 offer.  A true and complete copy of that letter is attached hereto as Exhibit "E".
47.  Neither Goodrich nor Coltec has filed an amended Form 8-K with the Securities and Exchange Commission or otherwise informed the investing public of Crane's superior November 20 proposal.
Nor has either Goodrich or Coltec disclosed the breaches of the
Standstill Agreement and the Advisor Limitation Agreement.
Coltec's Secret Breach Of The Agreements
     48.  No later than in or about early October, 1998, Goodrich approached Coltec with the proposal that Goodrich and Coltec enter into a business combination transaction.  Coltec and
Goodrich then began the exploration of a merger, executing on
October 21, 1998 a Confidentiality Agreement to facilitate
exchange of non-public information on the operations of each company.  Coltec and Goodrich agreed not to inform any third party about Goodrich's approach and negotiations and Coltec did not provide Crane with notice of its negotiations with Goodrich.
In violation of the Standstill Agreement, Coltec did not provide
Crane notice of Goodrich's approach or these negotiations.
     49.  On October 22, 1998, Goodrich memorialized the engagement of
Morgan Stanley to act as its financial advisor for the
acquisition of Coltec.  Prior to October 22, Goodrich engaged in discussions with Morgan Stanley about a merger with Coltec.
Morgan Stanley provided Goodrich with advice when it was
precluded by the Advisor Limitation Agreement from doing so.
This occurrence was precisely what Crane sought to avoid by
entering into the Advisor Limitation Agreement.
     50.  Morgan Stanley's conduct in acting as financial advisor to
Goodrich was in violation of the Advisor Limitation Agreement.
In violation of the Advisor Limitation Agreement and the
Standstill Agreement, Coltec and Morgan Stanley did not notify
Crane that Morgan Stanley was acting as Goodrich's financial advisor.
     51.  In violation of the Advisor Limitation Agreement, Coltec did not seek the consent of Crane prior to permitting Morgan Stanley to act as financial advisor to Goodrich.  In so doing, Coltec also induced and procured the violation of the Advisor Limitation
Agreement by Morgan Stanley.
     52.  In the ordinary course of due diligence investigation,
Coltec provided Goodrich with the Agreements to determine whether there was information that contravened Coltec's ability to enter into negotiations or participate in all matters preliminary to the proposed Merger Agreement.  Thus, Goodrich had knowledge that the Standstill Agreement required Coltec to provide notice to
Crane of its negotiations with Goodrich and that the Advisor
Limitation Agreement precluded Morgan Stanley from serving as
Goodrich's financial advisor for a merger with Coltec, except with approval of Crane.  Goodrich induced and procured the
violation of the Agreements by Coltec and Morgan Stanley.
The Merger Agreement
     Coltec Agrees To An Inferior Deal with Goodrich
     53.  Goodrich and Coltec announced on November 23, 1998 that they had executed the Merger Agreement.  A true and complete copy of the Form 8-K Goodrich filed with the Securities and Exchange
Commission on November 23, 1998 and containing the Merger
Agreement is attached hereto as Exhibit "F".
     54. The Merger Agreement provides for each share of Coltec to be exchanged for .56 of a Goodrich share. Based on the then-current
Goodrich stock price of $35.94 per share, the Merger Agreement represents an offer of $20.13 per share of Coltec stock.
     55.  The Merger Agreement, therefore, represented a premium to
Coltec's stockholders of approximately $4.50 per share.  By
contrast, the premium of $6.76 per share offered under Crane's
November 20 proposal is approximately 50% greater.
     The Measures Designed To Prevent Fair Consideration Of
     Crane's Superior Proposal
     56.  Coltec and Goodrich attempted to ensure that no competing bidder could obtain pooling of interests accounting treatment without the acquiescence of Goodrich.  Contemporaneously with the
Merger Agreement, Coltec and Goodrich executed an agreement that provides Goodrich with an option to purchase 19.9% of Coltec's stock at a price of $20.125 per share in the event that the
Merger Agreement was terminated under circumstances entitling
Goodrich to a break-up fee (the "Lock-up Option").
     57.  The effect of the Lock-up Option is to ensure that Goodrich controls whether a competing bidder could benefit from pooling of interests accounting treatment for a potential merger with
Coltec.  Should the Lock-up Option become exercisable, under prevailing accounting rules, no competing offer to acquire Coltec could qualify for pooling of interests accounting.  Once the Lock-
up Option was granted, absent judicial intervention, only
Goodrich could extinguish the Lock-up Option before it became exercisable.
58.  By granting Goodrich the Lock-up Option, Coltec's Board of
Directors surrendered to Goodrich control over its fiduciary responsibilities to its shareholders.  The Coltec Board of
Directors did so while violating Coltec's contractual duty to provide prior notification to Crane of Goodrich's interest in acquiring Coltec.
59.  The Merger Agreement also employs additional mechanisms to prevent any other bid from being made and considered on an equal footing with Goodrich's.  Among other things, the Merger
Agreement provides:
          a. The payment of a $45 million termination fee by Coltec to Goodrich, plus a $5 million expense reimbursement, in the event that the Merger Agreement is terminated (the "Breakup Fee") (Section 9.2(b) and (c));
          b.   A "no solicitation" provision that bars Coltec from
               negotiating or entering into a competing proposal with any other company unless presented with an unsolicited "Superior Offer," - a term that is undefined (Section 7.9).
     60.  The provision of the Merger Agreement that purports to allow
Coltec's Board of Directors to pursue an unsolicited Superior
Offer is illusory because the Lock-up Option precludes any other bid from utilizing pooling of interests accounting, making a competing bid on financial terms equal to or better than those offered by Goodrich in the Merger Agreement commercially
impossible.
     61. Mr. Guffey, in the conference call that presented the Merger Agreement to Coltec stockholders and the investing public at large, specifically relied upon the defensive mechanisms
incorporated in the Merger Agreement as a reason to approve the
Merger Agreement.
                       IRREPARABLE INJURY
     62.  The Standstill Agreement provides valuable rights to Crane.
The Standstill Agreement was designed to ensure that Crane would not have a competing offer for Coltec presented as a fait
accompli, but would in fact have sufficient notice of a competing bidder's interest to be able to formulate and in light of the competition to present its own best offer for a business
combination with Coltec and to have that bid considered on an even footing with that of any other bidder - i.e., unburdened by economically punitive break-up fees, lock-up options or other devices intended to destroy the attractiveness of Crane's bid.
     63.  Absent judicial intervention, Coltec and Goodrich's
negotiation and adoption of the Merger Agreement without
providing notice to Crane destroys these valuable rights.  The
Merger Agreement now presents serious and economically
insuperable impediments to Crane making a competing offer.  As noted, those impediments include: 1) precluding Crane from using pooling of interests accounting; and 2) forcing Crane to account for the $50 million Termination Fee in any competing offer to the
Coltec Board of Directors.
     64.  Crane also relied upon Morgan Stanley's obligations under the Advisor Limitation Agreement to ensure that Morgan Stanley's knowledge of Crane's discussion with Coltec, and Morgan Stanley's historical and continuing influence over Coltec, would not be put at the disposal of a competing bidder.  Absent judicial
intervention, defendants' conduct in breaching their own
covenants to Crane regarding Morgan Stanley and/or in encouraging
Morgan Stanley's breach and seeking to benefit thereby deprives
Crane of the benefit of the Advisor Limitation Agreement and taints the Goodrich/Coltec transaction.
     65.  The resulting injuries to Crane would not be adequately compensable in money damages and, unless redressed through
appropriate injunctive relief as requested herein, would
constitute irreparable harm.   In the Agreements, Crane, Coltec
and Morgan Stanley each recognized and agreed that "money damages would not be a sufficient remedy for any breach of any provision of this agreement by the other" and specifically agreed that Crane and/or Coltec would have the right to enforce the Agreements by "injunctive or other equitable relief".
                            COUNT ONE
          Breach of the Standstill Agreement by Coltec

     66. Plaintiff repeats and realleges the allegations in paragraphs 1 through 65 as if fully set forth in this paragraph.
     67. The Standstill Agreement was a valid and enforceable contract between Coltec and Crane.
     68.  Crane performed its obligations under the Standstill
Agreement.
     69. Under the Standstill Agreement, Coltec was required to notify Crane promptly upon being approached by Goodrich about a possible merger or business combination.
     70.  Coltec did not provide such notification.
     71. By failing to provide such notification, Coltec breached the Notification Provision of the Standstill Agreement.
     72. The Advisor Limitation Agreement is a valid and enforceable contract among Crane, Coltec and Morgan Stanley.
     73.  Crane performed its obligations under the Advisor Limitation
Agreement.
     74. Under the Advisor Limitation Agreement, Morgan Stanley was to be treated as a signatory to the Standstill Agreement, full bound by the provisions thereof.
     75. Morgan Stanley breached the Standstill Agreement by failing to notify Crane of Goodrich's approach to Coltec.
     76. Under the Standstill Agreement, Coltec is responsible for any breach of the Standstill Agreement by its Representatives, including Morgan Stanley. Thus, Coltec is liable for Morgan
Stanley's breach of the Standstill Agreement.
     77. Coltec's breaches of the Standstill Agreement have irreparably damaged Crane by depriving Crane of the opportunity to make its best offer to acquire Coltec and have that offer objectively heard and considered on its merits by the Coltec
Board of Directors.
     78.  Crane has no adequate remedy at law.
                            COUNT TWO
 Tortious Interference with the Advisor Limitation Agreement by
                             Coltec

     79. Plaintiff repeats and realleges the allegations in paragraphs 1 through 78 as if fully set forth in this paragraph.
     80. Under the Advisor Limitation Agreement, Morgan Stanley was prohibited from acting as financial advisor to Goodrich in its bid to acquire Coltec.
     81. Morgan Stanley breached the Advisor Limitation Agreement by acting as financial advisor to Goodrich in connection with its planned merger with Coltec.
     82. Coltec induced Morgan Stanley's breach of the Advisor Limitation Agreement by releasing Morgan Stanley to act as Goodrich's financial advisor and dealing with Morgan Stanley, notwithstanding its knowledge that Crane had not released Morgan Stanley to act as Goodrich's financial advisor. But for Coltec's actions, Morgan Stanley could not and would not have acted as Goodrich's financial advisor in violation of the Advisor
Limitation Agreement.
     83. Coltec violated the implied covenant of good faith and fair dealing in the Advisor Limitation Agreement by not informing
Crane that Morgan Stanley was acting as Goodrich's financial advisor.
     84. As a result of Coltec's conduct, Morgan Stanley's knowledge of the discussions between Crane and Coltec and its influence over Coltec were placed at the disposal of Goodrich, to Crane's detriment.
     85. Coltec's tortious interference with the Advisor Limitation Agreement has irreparably damaged Crane.
     86.  Crane has no adequate remedy at law.
                           COUNT THREE
      Breach of the Advisor Limitation Agreement by Coltec

     87. Plaintiff repeats and realleges the allegations in paragraphs 1 through 86 as if fully set forth in this paragraph.
     88. Under the Advisor Limitation Agreement, Coltec agreed that Morgan Stanley was not permitted to act as financial advisor to a third party, such as Goodrich, in connection with a bid to acquire Coltec.
     89. Coltec breached the Advisor Limitation Agreement by permitting Morgan Stanley to act as Goodrich's financial advisor.
     90. As a result of Coltec's breach, Morgan Stanley's knowledge of the discussions between Crane and Coltec and its influence over Coltec were placed at the disposal of Goodrich, to Crane's detriment.
     91. Coltec's breach of the Advisor Limitation Agreement has irreparably damaged Crane.
92.  Crane has no adequate remedy at law.
                           COUNT FOUR
    Breach of Implied Covenant of Good Faith and Fair Dealing
     With Respect to Advisor Limitation Agreement by Coltec

     93. Plaintiff repeats and realleges the allegations in paragraphs 1 through 92 as if fully set forth in this paragraph.
     94. As a signatory to the Advisor Limitation Agreement, Coltec is bound by an implied covenant of good faith and fair dealing in connection with its performance under that agreement.
     95. This implied covenant imposed upon Coltec an obligation to refrain from conduct which had the effect of depriving Crane of the benefit of the bargain contained in the Advisor Limitation Agreement.
     96. In violation of the implied covenant, Coltec has acted in a manner inimical to Crane's interest and intended to deprive and in fact depriving Crane of the benefit of the bargain contained in the Advisor Limitation Agreement. Among other things, Coltec
(i) has dealt with Morgan Stanley as the financial advisor to Goodrich, and (ii) agreed with Goodrich and Morgan Stanley to conceal from Crane the approach made by Goodrich to Crane, the merger discussions between Goodrich and Crane, and Morgan
Stanley's role in connection therewith as financial advisor to Goodrich. Such conduct constitutes a breach by Coltec of its implied covenant of good faith and fair dealing.
     97. Coltec's breaches of the implied covenant have irreparably damaged Crane by depriving Crane of the opportunity to make its best offer to acquire Coltec and have that offer objectively heard and considered on its merits by the Coltec Board of Directors, and by allowing Morgan Stanley's knowledge of the discussions between Crane and Coltec and its influence over Coltec to be placed at the disposal of Goodrich.
     98.  Crane has no adequate remedy at law.
                           COUNT FIVE
         Tortious Interference With Contract By Goodrich

     99. Plaintiff repeats and realleges each of the allegations in paragraphs 1 through ___ as if fully set forth in this paragraph.
     A.   Interference with Crane's Agreement with Coltec
     100. Plaintiff had a valid contract with Coltec, the Standstill Agreement, which required Coltec to provide Crane notification of its negotiations with Goodrich.
     101. Defendant Goodrich was aware of the Standstill Agreement.
     102. Defendant Goodrich intentionally and without justification procured Coltec's breach of the Standstill Agreement by requiring that Coltec not notify Crane of Goodrich's approach to Coltec.
     103. Coltec breached the Standstill Agreement.
     104. Crane has been irreparably damaged by the breach of the Standstill Agreement by Coltec, in that it has been deprived of the opportunity to make its best offer to acquire Coltec and have that offer objectively heard and considered on its merits by the Coltec Board of Directors.
     B.   Interference with Crane's Agreement with Morgan Stanley
     105. Crane had a valid contract with Morgan Stanley, the Advisor Limitation Agreement, which barred Morgan Stanley from acting as a financial advisor to Goodrich in connection with a potential acquisition of Coltec by Goodrich.
     106. Defendant Goodrich was aware of the Advisor Limitation
Agreement and that its terms barred Morgan Stanley from acting as financial advisor to any third party - including Goodrich - in relation to a business combination with Coltec.
     107. Defendant Goodrich intentionally and without justification procured Morgan Stanley's breach of the Advisor Limitation
Agreement by retaining Morgan Stanley as its financial advisor for the Merger Agreement with Coltec.
     108. Crane has been damaged by the breach of the Advisor
Limitation Agreement by Morgan Stanley in that Morgan Stanley's knowledge of the discussions between Crane and Coltec and its influence over Coltec were placed at the disposal of Goodrich, to Crane's detriment.
     109. Crane has no adequate remedy at law for the foregoing interference with its agreements with Coltec and Morgan Stanley.
                        PRAYER FOR RELIEF
     110. WHEREFORE, plaintiff Crane prays for judgment against defendants as follows:
          A. Ordering Coltec and its directors to take all steps necessary to place Crane in the position that it would have been in had Coltec provided Crane with notice at the time that Goodrich first approached Coltec about a possible business combination;
          B. Declaring and decreeing that the 19.9% Lock-up Option, the $45 million Termination Fee, the $5 million expense reimbursement and all other provisions of the Merger Agreement or the documents executed in connection or in conjunction therewith which would impose an economic penalty on an offer by Crane to the Coltec
Board of Directors to acquire Coltec or which would otherwise inhibit or adversely affect Crane's ability to make an economically attractive offer for consideration by the Coltec
Board of Directors (the "Defensive Measures") were entered into in breach of the duties of Coltec under the Agreements and do not bind Coltec's Board of Directors in its consideration of a competing offer from Crane to merge or otherwise combine with Coltec;
          C. Declaring and decreeing that any rights pursuant to the Defensive Measures purportedly acquired by Goodrich were procured by Goodrich's tortious interference with the Agreements, and are without force and effect as against any competing offer for Coltec by Crane that Crane presents to the Coltec Board of Directors for its consideration;
          D. Enjoining defendants and those acting for or in concert with them, temporarily, preliminarily, and permanently, from taking any steps in performance of or to enforce the Defensive Measures as against any competing offer for Coltec by Crane should the Coltec Board of Directors determine to accept that offer;
          E. Enjoining defendants and those acting for or in concert with them from consummating the transaction envisioned by the Merger
Agreement until Crane has presented, and the Coltec Board of Directors has considered, in accordance with the relief outlined in paragraphs A. through D. hereof, the offer that Crane presents for a merger with Coltec;
          F. Awarding Crane the costs and disbursements of this action, including reasonable attorneys' fees;
          G. Granting such other and further relief as the Court deems just and proper; and
          H.
Retaining jurisdiction of this matter to ensure compliance by defendants and those acting for or in concert with them with any and all relief ordered.

Dated:New York, New York
      December 14, 1998

                              MILBANK, TWEED, HADLEY & McCLOY



                              By: \s\ Michael L. Hirschfeld
                                Michael L. Hirschfeld (MH-6799)
                                Andrew E. Tomback (AT-9644)
                                Mitchell Epner (ME-8256)
                                1 Chase Manhattan Plaza
                                New York, New York  10005
                                (212) 530-5000
                                Attorneys for Plaintiff
                                  Crane Co.


                                                        EXHIBIT A
                                                     TO COMPLAINT





This ninth paragraph of the Agreement is reproduced in full below for the benefit of the Court, in recognition of the legibility of the original.



          As a further condition to the furnishing of the Evaluation Material, unless specifically requested in writing in advance by the Board of Directors of one of the parties hereto (the "Subject Company"), neither the other party hereto nor any of its affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) will, and such party and its affiliates will not assist or encourage others (including by providing financing) to, directly or indirectly, for a period of three years from the date of this agreement (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership (as defined in Rule 13d-3 under the 1934 Act)) of (x) the Subject Company or any of its assets or businesses, (y) any securities issued by the Subject Company or
(z) any rights or options to acquire such ownership (including from a third party), whether by means of a negotiated purchase of securities or assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction (a "Business Combination Transaction"),
(ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the 1934 Act), or form, join or in any way participate in a "group" (as defined under the 1934 Act), with respect to any securities issued by the Subject Company, (iii) otherwise seek or propose to influence or control the Board of Directors, management or policies of the Subject Company, (iv) take any action that could reasonably be expected to force the Subject Company to make a public announcement regarding any of the types of matters referred to in clause (i),
(ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. Each party hereto also agrees during such period not to request the other party or any of its Representatives to amend or waive any provision of this paragraph (including this sentence). If at any time during such period either party hereto is approached by any third party concerning its or their participation in any of the types of matters referred to in clause (i), (ii) or (iii) above, such party will promptly inform the other party of the nature of such contact and the parties thereto.



                                        October 31, 1995


Mr. John W. Guffey, Jr.
Chairman, President and
Chief Executive Officer
Coltec Industries
430 Park Avenue
New York, NY 10022

Dear Mr. Guffey:

          We have agreed to exchange certain information concerning our companies in connection with our consideration of a possible negotiated transaction between Crane Co., a Delaware corporation ("Crane"), and Coltec Industries, a Pennsylvania corporation ("Coltec"), and our stockholders (a "Transaction").

          As a condition to the furnishing of the requested information we each agree that (i) all information relating to Crane and its subsidiaries furnished by or on behalf Crane to Coltec or its Representatives (as defined below), and all information relating to Coltec and its subsidiaries furnished by or on behalf of Coltec to Crane or its Representatives, in each case whether prior to or after our execution of this letter and irrespective of the form of communication, or learned in connection with visits to our respective facilities, in connection with our mutual consideration of a Transaction (such information, together with notes, memoranda, summaries, analyses, compilations and other writings relating thereto or based thereon prepared by either of us or our respective Representatives being referred to herein as the "Evaluation Material") will be kept strictly confidential, and (ii) the Evaluation Material will be used solely for the purpose of determining the desirability of a Transaction; provided, however, that the Evaluation Material may be disclosed to any of our Representatives who need to know such information for the purpose of assisting in evaluating a Transaction (it being understood that such Representatives will be informed by us of the contents of this agreement and that, by receiving such information, such Representatives are agreeing to be bound by this agreement). The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure in violation of this Agreement or (ii) becomes available on a non-confidential basis from a source (in the case of Evaluation Material relating to Crane) other than Crane or its affiliates or Representatives or (in the case of Evaluation Material relating to Coltec) other than Coltec or its affiliates or representatives, provided that neither Crane nor Coltec, as the case may be, or any of our respective Representatives is aware that such source is under an obligation (whether contractual, legal or fiduciary) to the other party hereto to keep such information confidential. For purposes hereof, the "Representatives" of any entity means such entity's directors, officers, employees, legal and financial advisors, accountants and other agents and representatives. Each of Crane and Coltec will be responsible for any breach of this agreement by any of its Representatives and agrees to take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of Evaluation Material.

          In addition, we each agree that, except with the prior written consent of the other or as required or permitted by this agreement, we will not, and will direct our respective Representatives not to, make any release to the press or other public disclosure concerning either (i) the existence of this letter or that the Evaluation Material has been made available or
(ii) in the event that we or any of our Representatives engage in discussions or negotiations concerning a Transaction, the fact that such discussions or negotiations are taking place, or any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof, except for such public disclosure as may be necessary, in the written opinion of our respective outside counsel, for either of us not to be in violation of or default under any applicable law, regulation or governmental order. If either of us proposes to make any disclosure based upon such an opinion, such party will deliver a copy of such opinion to the other party together with the text of the proposed disclosure as far in advance of its disclosure as is reasonably practicable, and will in good faith consult with and consider the suggestions of the other party and its Representatives concerning the nature and scope of the information proposed to be disclosed.

          If either of us or any of our Representatives is requested in any judicial or administrative proceeding or by any governmental or regulatory authority to disclose any Evaluation Material, such party will (i) give the other party prompt notice of such request so that the other party may seek an appropriate protective order and (ii) consult with the other party as to the advisability of taking legally available steps to resist or narrow such a request. The party receiving any such request will cooperate fully with the other party in obtaining such an order. If in the absence of a protective order such party is nonetheless compelled to disclose Evaluation Material, such disclosure may be made without liability hereunder, provided that written notice of the information to be disclosed is given as far in advance of its disclosure as is practicable and best efforts are used to obtain reasonable assurances that confidential treatment will be accorded to such information.

          If at any time either of us decides that we do not wish to proceed with a Transaction or, if earlier, upon the request of either of us, the other party will promptly (and in no event later than five (5) business days after such request) redeliver or cause to be redelivered to each other all copies of the Evaluation Material furnished hereunder and destroy or cause to be destroyed all Evaluation Material prepared by either of us or any of our respective Representatives. Notwithstanding the return or destruction of the Evaluation Material, each of us and our respective Representatives will continue to be bound by our obligations hereunder.

          Although each of us has agreed to endeavor to include in the Evaluation Material information it believes to be relevant to the evaluation of a Transaction, we each hereby acknowledge that neither Crane nor Coltec nor any of our affiliates or Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any of the Evaluation Material. We also agree that neither Crane nor Coltec nor any of our affiliates or Representatives will have any liability resulting from use of any of the Evaluation Material.

          We each hereby acknowledge that we each are aware (and that our Representatives who have been apprised of this agreement and our consideration of a Transaction have been, or upon becoming so apprised will be, advised) of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company. In this regard, we each hereby agree that while we are in possession of material nonpublic information with respect to the other, we will not purchase or sell any securities of the other, or communicate such information to any third party, in violation of any such laws.

          In consideration for access to the Evaluation Material which we have requested from each other, we each agree not to initiate or maintain contact (other than in the ordinary course of business) with any officer, director, employee or agent of the other party or any of its subsidiaries regarding its business, operations, prospects, finances or any other matter pertaining to any proposed Transaction, other than the individuals listed on
Schedule I hereto. It is understood that such individuals will arrange for appropriate contacts for due diligence purposes. It is further understood that all (i) communications regarding a possible Transaction, (ii) requests for additional information,
(iii) requests for facility tours or management meetings and (iv) discussions or questions regarding procedures, will be submitted or directed to one of the individuals listed on Schedule I hereto.

          As a further condition to the furnishing of the Evaluation Material, unless specifically requested in writing in advance by the Board of Directors of one of the parties hereto (the "Subject Company"), neither the other party hereto nor any of its affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) will, and such party and its affiliates will not assist or encourage others (including by providing financing) to, directly or indirectly, for a period of three years from the date of this agreement (i) acquire or agree, offer, seek or propose (whether publicly or otherwise) to acquire ownership (including but not limited to beneficial ownership (as defined in Rule 13d-3 under the 1934 Act)) of (x) the Subject Company or any of its assets or businesses, (y) any securities issued by the Subject Company or
(z) any rights or options to acquire such ownership (including from a third party), whether by means of a negotiated purchase of securities or assets, tender or exchange offer, merger or other business combination, recapitalization, restructuring or other extraordinary transaction (a "Business Combination Transaction"),
(ii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the 1934 Act), or form, join or in any way participate in a "group" (as defined under the 1934 Act), with respect to any securities issued by the Subject Company, (iii) otherwise seek or propose to influence or control the Board of Directors, management or policies of the Subject Company, (iv) take any action that could reasonably be expected to force the Subject Company to make a public announcement regarding any of the types of matters referred to in clause (i),
(ii) or (iii) above, or (v) enter into any discussions, negotiations, agreements, arrangements or understandings with any third party with respect to any of the foregoing. Each party hereto also agrees during such period not to request the other party or any of its Representatives to amend or waive any provision of this paragraph (including this sentence). If at any time during such period either party hereto is approached by any third party concerning its or their participation in any of the types of matters referred to in clause (i), (ii) or (iii) above, such party will promptly inform the other party of the nature of such contact and the parties thereto.

          Each party hereto further agrees that, for a period of one year from the date hereof, neither it nor any of its affiliates will solicit to employ any officer or employee of such party or any of its subsidiaries, so long as they are employed by the other party or any of its subsidiaries, without obtaining the prior written consent of such party. The term "solicit to employ" does not include general solicitations of employment not specifically directed towards employees of either party and its subsidiaries.

          It is expressly understood by the parties hereto that this agreement is not intended to, and does not, constitute an agreement to consummate a Transaction or to enter into a definitive Transaction agreement, and neither Crane nor Coltec will have any rights or obligations of any kind whatsoever with respect to a Transaction by virtue of this agreement or any other written or oral expression by either party or its respective Representatives unless and until a definitive agreement relating thereto is executed and delivered, other than for the matters specifically agreed to herein.

          Each of Crane and Coltec acknowledges and agrees that money damages would not be a sufficient remedy for any breach of any provision of this agreement by the other, and that in addition to all other remedies which any party hereto may have, each party will be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. No failure or delay by either party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          This agreement contains the sole and entire agreement between the parties with respect to the subject matter hereof, may be amended, modified or waived only by a separate written instrument duly executed by or on behalf of each party, and shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof. Except as otherwise expressly provided herein, our respective obligations under this agreement will expire one year from the date hereof.

          If the foregoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this agreement and returning one of such signed copies to Crane, whereupon this agreement will constitute our binding agreement with respect to the matters set forth herein.

                              Very truly yours,

                                                       CRANE CO.

                              By: \s\ R. S. Evans
                              Name: R. S. Evans
                              Title: Chairman and Chief Executive
Officer

Accepted and agreed to as of
the date first written above:

Coltec Industriues

By: R. J. Tubbs
  Name: R.J. Tubbs
  Title: Sr. Vice President, General Counsel and Secretary
                                                       Schedule 1

                Contacts For Due Diligence, etc.

In the case of Coltec:

John W. Guffey Chairman, President and Chief Executive Officer
(212) 940-0487
Paul G. Schoen Executive Vice President, Finance, Treasurer
                 and Chief Financial Officer      (212) 940-0444
Robert J. Tubbs                                   Senior Vice
President, General Counsel
                 and Secretary                    (212) 940-0444
Laurence H. Polsky                                Executive Vice
President, Administration                         (212) 940-0575

                                                       SCHEDULE I

                Contacts For Due Diligence, etc.

In the case of Crane:

R. S. (Shell) Evans                               Chairman and
Chief Executive Officer                           (203) 363-7200
Paul R. Hundt  Vice President, General Counsel    (203) 363-7220
David S. Smith VP Finance and Chief Financial Officer  (203) 363-
7225



In the case of Coltec:

                                                        EXHIBIT B
                                                     TO COMPLAINT
     CRANE CO. 100 FIRST STAMFORD PLACE STAMFORD, CT  06902



R.S. EVANS
CHAIRMAN AND CHIEF
EXECUTIVE OFFICER


November 9, 1995

Morgan Stanley & Co. Incorporated
1251 Avenue of the Americas
New York, New York 10020

Dillon, Read & Co. Inc.
535 Madison Avenue
New York, New York 10022

Gentlemen:

          In connection with their consideration of a possible negotiated transaction (a "Transaction") between Crane Co., a Delaware corporation ("Crane"), and Coltec Industries Inc., a Pennsylvania corporation ("Coltec"), and our stockholders, Crane and Coltec have agreed to exchange certain information concerning their companies, and have retained Dillon, Read & Co. Inc. ("Dillon Read") and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and, together with Dillon Read, the "Advisors"), respectively, to provide them financial advice in connection with the Transaction. In order for the Advisors to perform their function, it will be necessary for Crane and Coltec to provide such information to the Advisors.

          Reference is made to the letter agreement dated
October 31, 1995 between Crane and Coltec, a copy of which is appended hereto (the "Confidentiality Letter"). As a condition to the furnishing of the requested information, Crane and Coltec each requires that the other's Advisor independently agree that it will be bound by the terms of the Confidentiality Letter, in the same manner and to the same extent as the party for whom it is acting as Advisor (Crane in the case of Dillon Read and Coltec in the case of Morgan Stanley), as though each Advisor were an original signatory to the Confidentiality Letter; provided that nothing contained herein shall restrict either Advisor from engaging in routine trading activities in the securities of Crane or Coltec on behalf of themselves or their clients. In addition, each of Crane and Coltec requires that each Advisor also agree not to provide advice to any party with respect to any of the types of matters referred to in the ninth full paragraph of the Confidentiality Letter for the period set forth therein.

          If the forgoing correctly sets forth our agreement with respect to the matters set forth herein, please so indicate by signing three copies of this agreement and returning one of such signed copies to each of Crane and Coltec, whereupon this agreement will constitute our binding agreement with respect to the matters set forth herein.

                              Very truly yours,

                              CRANE CO.



                              By: \s\ R.S. Evans
                              Name:     R. S. Evans
                              Title:    Chairman and
                                     Chief Executive Officer

                              COLTEC INDUSTRIES



                              By: \s\ John W. Guffey, Jr.
                              Name:     John W. Guffey, Jr.
                              Title:    Chairman, President &
Chief
                                     Executive Officer

Accepted and agreed to as of
the date first written above:

MORGAN STANLEY & CO. INCORPORATED


By: \s\ Stephen R. Munger
  Name: Stephen R. Munger
  Title: Managing Director

Accepted and agreed to as of
the date first written above:

DILLON READE & CO. INC.


By: \s\ William Powell
  Name: William Powell
  Title: Managing Director
                                                        EXHIBIT C
                                                     TO COMPLAINT
    CRANE CO.   100 FIRST STAMFORD PLACE   STAMFORD, CT 06902

R.S. EVANS
CHAIRMAN AND CHIEF
EXECUTIVE OFFICER

September 24, 1998


Mr. John W. Guffy, Jr.
Chairman & Chief Executive Officer
Coltec Industries, Inc.
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, NC  28217

Dear John,

I enjoyed our conversation the other day and was pleased that you appear to agree that the industrial logic of a merger of our two companies is strong. At your suggestion, I am writing this letter to clarify for you the nature of our interest, with the expectation that both companies will want to proceed expeditiously with further evaluation of the benefits of a potential transaction.

Based upon our review of publicly available information and subject to our further analysis of pertinent data, I would be prepared at this time to discuss with you and, subject to the support of your Board, recommend to my Board a merger of Coltec into Crane on the basis of approximately 0.80 shares of Crane for each outstanding share of Coltec. This exchange ratio represents over a 30% premium to Coltec's current stock price. This presumes the transaction would be tax-free to both shareholder groups and should qualify for pooling of interests accounting treatment. In effect, this proposal provides for Coltec's shareholders both a substantial premium to the current stock price and the benefits of a tax-free, pooling accounting "merger of equals" transaction.

I should point out to you that this is not a formal offer, but rather an outline of the basis for further discussions with you. Any offer would require the approval of each of our respective Boards of Directors. Neither this letter nor any contemplated discussions between us are intended to create a need for Coltec or Crane to make any public announcement.

We would like to meet with you soon to discuss further the necessary next steps. I will plan to call you in the next few days to discuss when we might be able to meet face to face.

                                   Very Truly Yours,



                                   /s/ R.S. Evans
                                                        EXHIBIT D
                                                     TO COMPLAINT
CRANE CO. 100 FIRST STAMFORD PLACE STAMFORD, CT  06902


R.S. EVANS
CHAIRMAN AND CHIEF
EXECUTIVE OFFICER

November 20, 1998


Mr. John W. Guffy, Jr.
Chairman and Chief Executive Officer
Coltec Industries
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, NC  28217

Dear John,

We remain keenly interested in combining Crane and Coltec to create a company with even stronger positions in industrial and aerospace components than either company enjoys on a stand-alone basis. We are also excited about the financial strength which a combination provides, especially to Coltec shareholders who currently bear the economic risks of a somewhat leveraged balance sheet. A combination of our companies effectively reduces that risk to negligible levels.

Reflecting our conviction that this combination can provide enormous benefits to each shareholder group, we propose a share-for-share exchange on the basis of 0.80 shares of Crane common stock for each outstanding share of Coltec common stock in a merger which we believe would qualify for pooling of interests accounting treatment and be tax-free to Coltec shareholders.
This exchange ratio provides more than a 40% premium to Coltec's current stock price based on current stock prices. We are ready and eager to meet as soon as practicable to discuss organizational issues and board governance matters and to map out a rapid due diligence on both sides.

I look forward to discussing your reaction to our continued interest as reflected in this proposal. To the extent that you feel it would be useful to have your investment bankers to discuss this proposal with our investment bankers, they could call Fred Lane of Donaldson, Lufkin & Jenrette (phone: 617-342-
8228).

                                   Sincerely,



                                   /s/ R.S. Evans

                                                        EXHIBIT E
                                                     TO COMPLAINT

Coltec Industries

Coltec Industries Inc.
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, North Carolina  28217

John W. Guffey, Jr.
Chairman
President
Chief Executive Officer
704/423-7001
Fax: 704/423-7002

November 24, 1998


Mr. R. S. Evans
Chairman and Chief Executive Officer
Crane Co.
100 First Stamford Place
Stamford, CT  06902

Dear Shell:

I received your letter of November 20, 1998 this morning. As you are undoubtedly aware, yesterday morning we announced that Coltec had signed an agreement and Plan of Merger with B.F. Goodrich.

A copy of that agreement is publicly available.

Sincerely,


/s/ John W. Guffey, Jr.

John W. Guffey, Jr.

JWG/je


                                                        EXHIBIT F
                                                     TO COMPLAINT




                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   November
23, 1998
                                                         --------
----------


                            THE B.F.GOODRICH COMPANY
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


New York                           1-892
34-0252680
-----------------------------------------------------------------
--------------- (State or other                (Commission
(IRS Employer jurisdiction of               File Number)
Identification No.) incorporation)



            4020 Kinross Lakes Parkway, Richfield, Ohio
44286-9368
            -----------------------------------------------------
---------
             (Address of principal executive offices)
(Zip Code)


       Registrant's telephone number, including area code     330-
659-7600
                                                              ---
---------


                                 Not Applicable
          -------------------------------------------------------
--------
          (Former name or former address, if changed since last report.)








Item 5.    Other Events
-------    ------------


         On November 23, 1998, The B.F.Goodrich Company ("BFGoodrich") issued a press release announcing that BFGoodrich and Coltec Industries Inc ("Coltec") have signed a definitive agreement for Coltec to merge with BFGoodrich in a tax-free stock-for-stock transaction. Reference is made to Exhibit 99.1 hereto which is a copy of the press release, Exhibit 99.2 which is a copy of the definitive agreement and Exhibit 99.3 which are copies of the cross stock option agreements.




                                    SIGNATURE


         Pursuant to the  requirements  of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                THE B.F.GOODRICH
COMPANY



                                                By /s/Nicholas J.
Calise
                                                -----------------
------------
                                                Nicholas J.
Calise, Secretary



Dated:   November 24, 1998





Exhibit 99.1 BFGOODRICH


FOR IMMEDIATE RELEASE
---------------------

                        BF GOODRICH AND COLTEC INDUSTRIES
                      TO MERGE IN $2.2 BILLION TRANSACTION

                       Merger Expected To Be Accretive To
                    BFGoodrich EPS And Margins In First Year
                 Company Will Have Approximately $5.5 Billion In
                 Revenues And Important Franchises In Aerospace,
             Performance Materials and Engineered Industrial
Products
                        --------------------------------

         Richfield, OH and Charlotte, NC, November 23, 1998 -- The BFGoodrich Company (NYSE: GR) and Coltec Industries (NYSE:
COT) announced today a strategic merger that will bring together two strong, profitable companies to create an even stronger company with important franchises in the aerospace, specialty chemicals and engineered industrial products industries.

         Under the terms of a definitive agreement, approved by the Boards of both companies, Coltec shareholders will receive 0.56 shares of BFGoodrich common stock for each Coltec common share. Based on BFGoodrich's closing price of $35.94 on Friday, November 20, the transaction is currently valued at $20.13 per Coltec share, or a total of approximately $2.2 billion, including the assumption of Coltec debt. The transaction will be accounted for as a pooling of interests and will be tax free to Coltec shareholders.

         The transaction is expected to be accretive to BFGoodrich's 1999 earnings and operating margins. The companies expect to achieve minimum annual cost savings of approximately $60 million by 2001, with significant savings beginning in 1999. The transaction is expected to be completed by as early as Spring 1999 and is subject to approval by shareholders of both companies, applicable regulatory authorities, and other customary conditions.

         "This merger significantly enhances BFGoodrich's aerospace business and -- with Coltec's high-margin engineered industrial products business -- we are adding an important third leg that balances our aerospace and performance materials portfolio and enhances our excellent prospects for continued growth," said David L. Burner, chairman and chief executive officer of BFGoodrich. "In aerospace, the combination will increase our ability to meet customers' increasing demand to partner with suppliers who can offer more products and more fully integrated systems. We expect also to achieve meaningful synergies in serving the primary and aftermarket segments of the industry."

          Burner continued: "The engineered industrial products business adds another platform for continued growth and we are delighted that John W. Guffey Jr., Coltec's chairman and chief executive officer, will become a member of our Board of Directors, an executive vice president of BFGoodrich, and president and chief operating officer of the industrial business."

          Burner added: "Our performance materials businesses enjoy a strong position in the global markets they serve and we remain committed to building these businesses as they continue to make strong contributions to revenues and income."

          Together,  the companies  have  estimated  1998 pro
forma revenues  of approximately   $5.5  billion  and  a  market
capitalization  of approximately $4.0  billion.  Current
BFGoodrich   shareholders   will own approximately two- thirds,
and Coltec shareholders one-third, of the combined company. Headquarters of The BFGoodrich Company will relocate to Charlotte, North Carolina.

          Burner stated, "The decision to move our corporate headquarters out of Northeast Ohio was extremely difficult. Nevertheless, we believe it is the right decision at the right time for our company, our shareholders and our customers."

          John Guffey, Coltec's chairman and chief executive officer said, "This is a great merger and one that we believe is compelling for the shareholders and customers of both companies." Guffey continued, "Both BFGoodrich and Coltec have excellent track records in rapidly integrating acquired companies, and we both understand what it will take to achieve the promise of this merger. Together, the companies will have significantly greater balance, resources and financial strength to pursue an aggressive growth strategy and to deliver superior value for our shareholders."

         In addition to Burner and Guffey, other key operating executives are Marshall Larsen, who will be president and chief operating officer of the combined Aerospace segment, and David Price, president and chief operating officer of Performance Materials. Both Larsen and Price are also executive vice presidents of BFGoodrich. Guffey and two other Coltec directors will join the BFGoodrich Board, increasing its size from 12 to 15 members.

        Morgan Stanley Dean Witter is serving as financial advisor to BFGoodrich and Credit Suisse First Boston is serving as financial advisor to Coltec.
         Coltec Industries is a leading producer of aerospace and industrial products and is headquartered in Charlotte, NC.

         BFGoodrich provides aircraft systems and services and manufactures performance materials that are sold to customers worldwide and used in thousands of consumer and industrial products.

                                  ***

Part of this announcement contains forward looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in The BFGoodrich Company and Coltec Industries reports filed with the Securities and Exchange Commission, including but not limited to both companies' 1997 Annual Reports on Form 10-K.

Contacts:

For BFGoodrich                                For Coltec
Industries
Media, Rob Jewell, (330) 659-7999             David Harrison,
(704) 423-7010
Or                                            Kevin Ramundo,
(704) 423-7024 Investors, John Bingle (330) 659-7788
Or
                                              Sard Verbinnen &
Co.
                                              Paul
Verbinnen/David Reno/
                                              Debra Miller (212)
687-8080

NOTE TO EDITORS:   B-roll footage from both companies will be fed
via satellite
                   at the following times and coordinates:

DAY/TIME:          Monday, November 23, 1998, 8:00am - 8:15am
(EST)
COORDINATES:       Galaxy 6, C-Band Transponder 11, Audio 6.2 &
6.8
DAY/TIME:          Monday, November 23, 1998, 2:00pm - 2:15pm
(EST)
COORDINATES:       Galaxy 6, C-Band Transponder 5, Audio 6.2 &
6.8






Exhibit 99.2
                               AGREEMENT AND PLAN
                                    OF MERGER
                                   DATED AS OF
                                NOVEMBER 22, 1998
                                      AMONG
                            THE B.F.GOODRICH COMPANY,
                         RUNWAY ACQUISITION CORPORATION
                                       AND
                              COLTEC INDUSTRIES INC







                                TABLE OF CONTENTS



                                    ARTICLE I
                                   THE MERGER

         Section 1.1       The Merger
 ......................................1
         Section 1.2       Effective Date of the
Merger.....................1

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1       Articles of Incorporation and By-
Laws............2
         Section 2.2       Board of Directors;
Officers.....................2
         Section 2.3       Effects of
Merger................................2

                                   ARTICLE III
                              CONVERSION OF SHARES

         Section 3.1       Exchange
Ratio...................................2
         Section 3.2       Stock
Options....................................2
         Section 3.3       Parent to Make Certificates
Available............4
         Section 3.4       Dividends; Transfer
Taxes........................4
         Section 3.5       No Fractional
Shares.............................5
         Section 3.6       Exchange
Agent...................................5
         Section 3.7       Shareholders'
Meetings...........................6
         Section 3.8       Closing of the Company's Transfer
Books..........6
         Section 3.9       Assistance in Consummation of the
Merger.........6
         Section 3.10
Closing..........................................6

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Section 4.1       Organization and
Qualification...................6
         Section 4.2
Capitalization...................................7
         Section 4.3
Subsidiaries.....................................7
         Section 4.4       Authority Relative to this Merger
Agreement and
                           the Cross Stock Option
Agreements................8
         Section 4.5       Reports and Financial
Statements.................9
         Section 4.6       Absence of Certain Changes or
Events.............9
         Section 4.7
Litigation.......................................9
         Section 4.8       Takeover Provisions
Inapplicable................10
         Section 4.9       Compliance with Applicable
Laws.................10
         Section 4.10
Taxes...........................................10
         Section 4.11      Product Liability;
Airworthiness................12
         Section 4.12
Environment.....................................12
         Section 4.13      Accounting; Tax
Matters.........................13

         Section 4.14      Parent
Action...................................13
         Section 4.15      Lack of Ownership of Company Common
Stock.......13
         Section 4.16      Financial
Advisor...............................13
         Section 4.17      Fairness
Opinion................................14

                                  ARTICLE IV--A
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Section 4A.1
Organization....................................14
         Section 4A.2
Capitalization..................................14
         Section 4A.3      Authority Relative to this Merger
Agreement.....14

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Section 5.1       Organization and
Qualification..................15
         Section 5.2
Capitalization..................................15
         Section 5.3
Subsidiaries....................................16
         Section 5.4       Authority Relative to this Merger
Agreement
                           and the Cross Stock Option
Agreements...........16
         Section 5.5       Reports and Financial
Statements................17
         Section 5.6       Absence of Certain Changes or
Events............17
         Section 5.7
Litigation......................................18
         Section 5.8       Employee Benefit
Plans..........................18
         Section 5.9       Plan
Compliance.................................18
         Section 5.10      Takeover Provisions
Inapplicable................19
         Section 5.11      Compliance with Applicable
Laws.................19
         Section 5.12
Taxes...........................................19
         Section 5.13      Certain
Contracts...............................21
         Section 5.14      Patents, Trademark,
Etc.........................21
         Section 5.15      Product Liability;
Airworthiness................22
         Section 5.16
Environment.....................................22
         Section 5.17      Accounting; Tax
Matters.........................22
         Section 5.18      Company
Action..................................22
         Section 5.19      Lack of Ownership of Parent Common
Stock........23
         Section 5.20      Insurance
Coverage..............................23
         Section 5.21      Year
2000.......................................23
         Section 5.22      Financial
Advisor...............................23
         Section 5.23      Fairness
Opinion................................23

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 6.1       Conduct of Business by the Company
Pending
                           the
Merger......................................23
         Section 6.2       Conduct of Business by Parent and Sub
Pending
                           the
Merger......................................26
         Section 6.3       Notice of
Breach................................27

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         Section 7.1       Access and
Information..........................27
         Section 7.2       Registration Statement/Proxy
Statement..........27
         Section 7.3       Affiliates, Publication of Combined
                           Financial
Results...............................28
         Section 7.4       Stock Exchange
Listing..........................29
         Section 7.5       Employment
Arrangements.........................29
         Section 7.6
Indemnification.................................29
         Section 7.7
Consents........................................30
         Section 7.8       Additional
Agreements...........................30
         Section 7.9       No
Solicitation.................................31
         Section 7.10      Accountants
Letters.............................32
         Section 7.11      Pooling of
Interests............................33
         Section 7.12      Trust Preferred
Securities......................33
         Section 7.13      Parent Board of
Directors.......................33
         Section 7.14      Post-Merger
Operations..........................33
         Section 7.15      Tax Representation
Letters......................33
         Section 7.16      Transfer
Taxes..................................33

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

         Section 8.1       Conditions to Each Party's Obligation
to
                           Effect the
Merger...............................33
         Section 8.2       Conditions to Obligation of the
Company
                           to Effect the
Merger............................34
         Section 8.3       Conditions to Obligations of Parent
and
                           Sub to Effect the
Merger........................35
         Section 8.4       Frustration of Closing
Conditions...............35

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1
Termination.....................................35
         Section 9.2       Effect of
Termination...........................37
         Section 9.3
Amendment.......................................39
         Section 9.4
Waiver..........................................39

                                    ARTICLE X
                               GENERAL PROVISIONS

         Section 10.1
Notices.........................................39
         Section 10.2      Fees and
Expenses...............................40
         Section 10.3
Publicity.......................................40
         Section 10.4      Specific
Performance............................40

         Section 10.5
Interpretation..................................41
         Section 10.6      Third Party
Beneficiaries.......................41
         Section 10.7
Miscellaneous...................................42
         Section 10.8      Cure
Period.....................................42
         Section 10.9      Non-Survival of Representations and
Warranties..42
         Section 10.10
Validity........................................42

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement"), dated as of November 22, 1998, is among The B.F.Goodrich Company, a New York corporation ("Parent"), Runway Acquisition Corporation, a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Sub"), and Coltec Industries Inc, a Pennsylvania corporation (the "Company").

                                    RECITALS:
                                    --------

         The Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent, to be accomplished by the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth below and in accordance with the Business Corporation Law of the Commonwealth of Pennsylvania ("PBCL"). It is intended for federal income tax purposes that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Merger Agreement shall be a plan of reorganization for purposes of Section 368 of the Code and, for accounting purposes, the Merger shall be a "pooling of interests".

         As a condition and inducement to entering into this Merger Agreement, Parent and the Company have entered into a stock option agreement dated as of the date hereof pursuant to which Parent has granted the Company an option with respect to certain shares of Parent Common Stock (as defined in Section 3.1(b) below) (the "Parent Stock Option Agreement") and a stock option agreement dated as of the date hereof pursuant to which the Company has granted Parent an option with respect to certain shares of Company Common Stock (as defined in Section 3.1(b) below) (the "Company Stock Option Agreement" and, collectively with the Parent Stock Option Agreement, the "Cross Stock Option Agreements") on the terms and subject to the conditions set forth therein.

         NOW,   THEREFORE,  in   consideration   of   the
foregoing   and  the representations, warranties and agreements
set forth below, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         Section 1.1 The Merger.   Upon  the terms and subject to
the conditions hereof, on the Effective Date (as defined below in Section 1.2), Sub shall be merged into the Company, the separate corporate existence of Sub shall thereupon cease, and the Company shall continue its corporate existence as the surviving corporation in the Merger (the "Surviving Corporation").

         Section 1.2 Effective Date of the Merger. The Merger shall become effective when properly executed Articles of Merger are duly filed with the Department of State of the Commonwealth of Pennsylvania, which filing shall be made on the date on which the closing of the transactions contemplated by this Merger Agreement takes place in accordance with Section
3.10. When used in this Merger Agreement, the term "Effective Date" shall mean the date and time at which such filing shall have been made.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         Section 2.1 Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of Sub in effect immediately prior to the Effective Date shall be the Articles of Incorporation and the By-Laws of the Surviving
Corporation until amended in accordance with their terms and as provided by law.

         Section 2.2 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of Sub immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         Section 2.3 Effects of Merger. The Merger shall have the effects set forth in Section 1929 of the PBCL.

                                   ARTICLE III
                              CONVERSION OF SHARES

         Section 3.1 Exchange Ratio. As of the Effective Date, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, Parent or Sub:

         (a) All shares of capital stock of the Company which are held by the Company, and any shares of capital stock of the Company owned by Parent, Sub or any other subsidiary of Parent, shall be canceled.

         (b) Subject to Section 3.5, each remaining outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Date shall be converted into .56 of a share (the "Exchange Ratio") of common stock, par value $5 per share, of Parent ("Parent Common Stock"). One preferred share purchase right issuable pursuant to the Rights Agreement dated as of June 2, 1997 between Parent and The Bank of New York or any other purchase right issued in substitution thereof (the "Parent Rights") shall be issued together with and shall attach to each share of Parent Common Stock issued pursuant to this Section 3.1(b).

         (c) In the  event of any  change  in  Parent Common
Stock by reason of stock dividends, splitups, mergers, recapitalizations, combinations, exchange of shares or the like after the date of this Merger Agreement and prior to the Effective Date, the Exchange Ratio shall be adjusted appropriately.

         (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

         Section 3.2 Stock Options. (a) As soon as practicable following the date of this Merger Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Common Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following in accordance with the terms of the Company Common Stock Plans:

                          (i)     adjust the terms of all
outstanding options to purchase shares of Company Common Stock (the "Company Stock Options") granted under any plan or arrangement providing for the grant of options to purchase shares of Company Common Stock to current or former directors, officers, employees or consultants of the Company or its subsidiaries (the "Company Common Stock Plans"), whether vested or unvested, as necessary to provide that, as of the Effective Date, each Company Stock Option outstanding immediately prior to the Effective Date shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option, the number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such Company Stock Option by the Exchange Ratio, at a price per share of Parent Common Stock equal to (A) the exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded up to the nearest whole cent; and

                           (ii) make such other  changes to the
Company Common Stock Plans as Parent and the Company may agree are appropriate to give effect to the Merger.

         (b) The duration and other terms of each Adjusted Option shall be the same as the original Company Stock Option from which it was converted except that all references to the Company in such original Company Stock Option shall be deemed to be references to Parent.

         (c) The adjustments provided herein with respect to any Company Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

         (d) No later than the Effective Date, Parent shall prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-8 (or another appropriate form), which shall include a re-offer prospectus, registering a number of shares of Parent Common Stock equal to the number of shares subject to the Adjusted
Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options remain outstanding.

         (e) As soon as practicable after the Effective Date, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Common Stock Plans and the agreements evidencing the grants of such Company Stock Options and that such Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 3.2 after giving effect to the Merger).

         (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to Parent, together with the consideration therefor and any required federal withholding tax information and payment.

         (g) Except as otherwise  contemplated by this Section
3.2 and except to the extent required under the respective terms of the Company Stock Options or other applicable agreements, all restrictions or limitations on transfer and vesting with respect to Company Stock Options awarded under the Company Common Stock Plans or any other plan, program or arrangement of the Company, to the extent that such restrictions or limitations shall not have lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

         (h) Parent shall use all reasonable best efforts to implement the provisions of this Section 3.2.

         Section 3.3 Parent to Make Certificates Available. Prior to the Effective Date, Parent shall select The Bank of New York or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Date, Parent shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates representing shares of Company Common Stock (each, a "Certificate"), and each holder of Company Common Stock to be converted pursuant to Section 3.1 (each, a "Company Holder") will be entitled to receive, upon surrender to the Exchange Agent of one or more Certificates for cancellation, certificates representing the number of shares of Parent Common Stock and cash in lieu of fractional shares into which such Company Holder's shares of Company Common Stock have been converted in the Merger, and any dividends or other distributions with respect to such shares of Parent Common Stock with a record date after the Effective Date. Such shares of Parent Common Stock issued in the Merger shall each be deemed to have been issued at the Effective Date.

         Section  3.4  Dividends;   Transfer  Taxes.    No
dividends  or  other distributions  that  are  declared or made
on Parent Common Stock  with a record date   after   the
Effective Date shall be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock with a record date after the Effective Date, and, at the appropriate payment date, there shall be paid to such person the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Date and a payment date occurring after such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to have been lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, any cash in lieu of fractional shares and any dividends or other distributions deliverable in respect thereof pursuant to this Article III. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a Company Holder for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

         Section 3.5 No Fractional Shares. No certificates or scrip representing less than one whole share of Parent Common Stock shall be issued pursuant to this Merger Agreement. In lieu of any such fractional share, each Company Holder who would otherwise have been entitled to a fraction of a share of Parent Common Stock shall be paid cash (without interest) in an amount equal to such Company Holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such Company Holders, of the aggregate fractional shares of Parent Common Stock issued pursuant to this Section 3.5. As soon as practicable following the Effective Date, the Exchange Agent shall determine the excess of (i) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of whole shares of Parent Common Stock to be distributed to the Company Holders (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the Company Holders, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange (the "NYSE"). The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use its best efforts to complete the sale of the Excess Shares as promptly following the Effective Date as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the net proceeds of such sale have been distributed to the Company Holders, the Exchange Agent shall hold such proceeds in trust for the Company Holders. As soon as practicable after the determination of the amount of cash to be paid to the Company Holders in lieu of any fractional share interests, the Exchange Agent shall make available in accordance with this Merger Agreement such amounts to such Company Holders. The fractional Parent Common Stock interests of each Company Holder will be aggregated, and no Company Holder will receive cash in an amount equal to or greater than the value of one whole share of Parent Common Stock.

         Section 3.6 Exchange Agent. Parent shall use all reasonable best efforts to cause the Exchange Agent to take all steps and perform all actions necessary to fulfill the Exchange Agent's responsibilities as set forth in this Article III.

         Section 3.7 Shareholders' Meetings. (a) Subject to Sections 7.9(b), 7.9(c) and 9.1(j), the Company shall take all action necessary, in accordance with applicable law and its Amended and Restated Articles of Incorporation and Amended and Restated By-Laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Merger Agreement. Subject to Sections 7.9(b), 7.9(c) and 9.1(j), the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Merger Agreement at the Company Meeting.
(b) Subject to Sections 7.9(b), 7.9(c) and 9.1(k), Parent shall take all action necessary, in accordance with applicable law and its Restated Certificate of Incorporation and By-Laws, to convene a meeting of the holders of Parent Common Stock (the "Parent Meeting") as promptly as practicable for the purpose of considering and acting upon a proposal (the "Stock Issuance Proposal") to approve the issuance of shares of Parent Common Stock as provided by this Merger Agreement. Subject to Sections 7.9(b), 7.9(c) and 9.1(k), the Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Stock Issuance Proposal at the Parent Meeting.
Section 3.8 Closing of the Company's Transfer Books. At the Effective Date, the stock transfer books of the Company shall be closed and no transfer of any shares of Company Common Stock shall be made thereafter. In the event that, after the
Effective  Date,   Certificates   are  presented  to  the
Surviving Corporation, they shall be canceled and exchanged for the securities of Parent and/or cash as provided in Sections 3.1(b) and 3.5.

         Section 3.9 Assistance in Consummation of the Merger. Each of Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement.
Section 3.10 Closing. The closing of the transactions contemplated by this Merger Agreement shall take place (i) at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304, at 9:00 A.M. local time on the second business day after the day on which the last of the conditions set forth in Article VIII is fulfilled or waived or (ii) at such other time and place as Parent and the Company shall agree in writing.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company, except as set forth in a disclosure schedule delivered by Parent concurrently herewith (the "Parent Disclosure Schedule"), as follows:

         Section 4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly
qualified as a foreign  corporation  to  do  business,   and  is
in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 10.5(b) below) on Parent. Complete and correct copies of the Restated Certificate of Incorporation and By-Laws of Parent as in effect on the date hereof are included in the Parent SEC Reports (as defined in Section 4.5 below).

         Section 4.2 Capitalization. The authorized capital stock of Parent consists of 200,000,000 shares of Parent
Common  Stock  and  10,000,000  shares of Series Preferred
Stock,  par  value $1 per share  ("Parent  Preferred  Stock").
As of November 18, 1998, 74,334,732 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and 1,845,919 shares of Parent Common Stock were held in treasury. As of November 18, 1998, no shares of Parent Preferred Stock were issued and outstanding. As of November 18, 1998, except for employee stock options to acquire 4,098,764 shares of Parent Common Stock at a weighted average exercise price of $33.68 per share and the Parent Rights, there were no options, warrants, calls or other rights, agreements or commitments outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except for the issuance of shares of Parent Common Stock pursuant to employee stock options to acquire Parent Common Stock and as provided in the Parent Stock Option Agreement, during the period from November 18, 1998 through the date hereof, no shares of Parent Common Stock or Parent Preferred Stock have been issued and Parent has not entered into any options, warrants, calls or other rights, agreements or commitments obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock as of the Effective Date are duly authorized and will be, when so issued, validly issued, fully paid and nonassessable.

         Section 4.3 Subsidiaries. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X of the Commission) ("Significant Subsidiary") of Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary of Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on Parent. All the outstanding shares of capital stock of each Significant Subsidiary of Parent are validly issued, fully paid and nonassessable and those owned by Parent or by a subsidiary of Parent are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Parent. Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to Parent and its subsidiaries taken as a whole.

         Section 4.4 Authority Relative to this Merger Agreement and the Cross Stock Option Agreements. Parent has the corporate power to enter into this Merger Agreement and the Cross Stock Option Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Merger Agreement and the Cross Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Parent's Board of Directors. This Merger Agreement and the Cross Stock Option Agreements each constitute a valid and binding obligation of Parent enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. No other corporate proceedings on the part of Parent are necessary to authorize this Merger Agreement or the Cross Stock Option Agreements and the transactions contemplated hereby or thereby, other than the approval of the Stock Issuance Proposal by the holders of Parent Common Stock, which, under applicable rules and regulations of the NYSE currently in effect, will require the Stock Issuance Proposal to receive the approval of a majority of the votes cast thereon (provided that the total vote cast thereon represents greater than 50% in interest of all Parent securities entitled to vote thereon). Parent is not subject to or obligated under (i) any charter or by-law provision or (ii) any provision of any indenture or other loan document or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement or the Cross Stock Option Agreements other than, in the case of clause (ii) only, (x) the laws and regulations referred to in the next sentence and (y) such breaches, violations, defaults, rights of termination, cancellations, accelerations or losses of a material benefit which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended (the "HSR Act"), the Competition Act (Canada), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other governmental approvals  required  under  the  applicable  laws  of any
foreign jurisdiction and the applicable environmental, corporation, securities or blue sky laws or regulations of the various states ("Applicable State Laws") (collectively, the "Parent Required Consents"), no filing by Parent or registration by Parent with any Governmental Entity (as defined in Section 4.9 below) is necessary for, nor is any authorization, consent or approval of any Governmental Entity required to be obtained by Parent for, the consummation of the Merger or the other transactions contemplated by this Merger Agreement or by the Cross Stock Option Agreements except for such filings, registrations, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that Parent makes no representation or warranty with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its subsidiaries or facts specifically pertaining to them.
Section 4.5 Reports and Financial Statements. Since December 31, 1996, Parent has timely filed all registration statements, prospectuses, forms, reports and documents that Parent was required to file with the Commission (collectively, the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Parent SEC Reports have been prepared in accordance with
United  States  generally   accepted accounting  principles
("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

Section 4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Merger Agreement ("Previously Filed Parent SEC Reports"), since September 30, 1998, there has not been (i) any event,
condition,  transaction,   commitment,  dispute  or  other
circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business), which, individually or in the aggregate, has had a Material Adverse Effect on Parent; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had a Material Adverse Effect on Parent;
(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent (except for regularly scheduled cash dividends out of current earnings at a rate not greater than the rate in effect on September 30,
1998); or (iv) any entry into any legally binding commitment or transaction material to Parent and its subsidiaries taken as a whole (including any material borrowing or material sale of
assets) other than  this  Merger  Agreement,   the  Cross  Stock
Option Agreements and the transactions contemplated hereby and thereby.

         Section 4.7 Litigation. Except as disclosed in the Previously Filed Parent SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.8 Takeover Provisions Inapplicable. As of the date hereof and at all times thereafter, until and including the Effective Date, Section 912 of the New York Business Corporation Law (the "NYBCL") and the Parent Rights are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

         Section 4.9 Compliance with Applicable Laws. (i) Parent and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals (the "Parent Permits") of all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity"), necessary in all material respects for the operation of the businesses of Parent and its subsidiaries; (ii) Parent and its subsidiaries are in compliance with the terms of the Parent Permits in all material respects; (iii) except as disclosed in the Previously Filed Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and (iv) no investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending, or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent. No representation or warranty is made in this Section 4.9 with respect to Taxes (as defined in Section 4.10 below), product liability and airworthiness or Environmental Laws (as defined in Section 4.12 below), which matters are the subject of Sections 4.10, 4.11 and 4.12, respectively.

Section 4.10 Taxes. (a) Parent and its subsidiaries have (i) filed or caused to be filed all Tax Returns (as defined below) required to be filed by any jurisdiction to which any of them is subject, (ii) paid in full on a timely basis all Taxes due and claimed to be due by each such jurisdiction, and
(iii) duly collected or withheld and timely paid all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, except to the extent any failure to file, pay or withhold would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Such Tax Returns are accurate and complete in all material respects and accurately reflect the Tax liabilities for such periods, except to the extent any inaccuracies in any such Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on Parent. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against Parent or any of its subsidiaries, except to the extent any such deficiencies or penalties, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent.

(b) To the knowledge of Parent, there is no audit of any material Tax Return of Parent or any of its subsidiaries in progress, there is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to material Taxes, there are no matters under discussion with any Governmental Entities with respect to material Taxes that could result in an additional amount of material Taxes being payable by Parent or any of its subsidiaries, and no Governmental Entity has indicated that it intends to audit any material Tax Return of Parent or any of its subsidiaries.

(c) Neither Parent nor any of its subsidiaries (i) has waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, except to the extent any such Tax obligation, assessment or deficiency would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (ii) is a party to any Tax allocation or sharing agreement, (iii) has been a member of an affiliated group (other than the affiliated group of which Parent is the common parent) filing a consolidated federal income tax return, nor is liable for material Taxes of an affiliated group (other than the affiliated group of which Parent is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), including as a transferee or successor, by contract or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return.

(d) The earliest taxable period of Parent and its subsidiaries for which the statute of limitations for federal, state, local and foreign Tax Returns filed by Parent is still open is the calendar year 1986.

         (e) Neither Parent nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Neither Parent nor any of its subsidiaries (i) has agreed or consented at any time under Section 341(f) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or its subsidiaries for Taxes, (iii) has made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code, (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) owns any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (g) The transaction contemplated herein, either by itself or in conjunction with any other transactions that Parent may have entered into or agreed to, will not give rise to any federal income tax liability under section 355(e) of the Code for which Parent may in any way be held liable.
         (h) Parent is not a party to any "Gain Recognition Agreements" as such term is used in the Treasury Regulations promulgated under Section 367 of the Code.

(i) Neither Parent nor any of its subsidiaries has made or become obligated to make, nor will the Company, Parent, Sub, or any of Parent's other subsidiaries, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to any such transaction, make or become obligated to make (with respect to any employee of Parent or any of its subsidiaries), any "excess parachute payment", as defined in Section 280G of the Code, to any employee of Parent or any of its subsidiaries.

(j) There are no material liens for Taxes (other than for current
Taxes that are not yet due and payable or are being contested in good faith) upon the assets of Parent or any of its subsidiaries.

         (k) Parent has no excess loss account, as such term is used in Section 1.1502-19 of the Treasury Regulations, with respect to the stock of any subsidiary.

(l) The unpaid Taxes of Parent and its subsidiaries did not, as of the most recent fiscal month end prior to the date hereof, exceed the reserve for Tax liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) that has been made available to the Company.

(m) For purposes of this Merger Agreement, the term "Tax" shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.
(n) For purposes of this Merger Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment, and including any amendment thereof.

Section 4.11 Product Liability; Airworthiness. (a) Parent has no knowledge of any claim, or the basis for any claim, against Parent or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Parent or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which claim would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Parent.
(b) To the knowledge of Parent, all goods and services designed, manufactured or sold by Parent or any of its subsidiaries comply with all laws, requirements, specifications, rules and regulations related to airworthiness of all applicable Governmental Entities and none of such products or services contain any defects in manufacturing, design or performance
or other defect  which  renders such products  or   services  or
any   component   thereof   defective,   deficient, nonconforming
or unsuitable for their intended use except to the extent that such failures to comply or defects would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no publicly and formally announced rule or regulation by any Governmental Entity of the United States or any state thereof that could reasonably be expected to affect the various airworthiness approvals, licenses, permits or certifications applicable to the goods, services, assets, facilities or operations of Parent and its subsidiaries except to the extent that such rules or regulations would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.12 Environment. (a) As used herein, the term "Environmental Laws" means all applicable federal, state, local or foreign laws and common law relating to pollution or protection of health, safety, or the environment (including pollution or protection of ambient air, surface water, groundwater, land surface, subsurface strata, natural resources, humans and other life and ecosystems), including laws relating to emissions, discharges, releases or
threatened  releases  of  chemicals,  pollutants,   contaminants,
or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, import, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), 42 U.S.C. ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, as amended (RCRA), 42 U.S.C. ss.ss. 6901 et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., and the Toxic Substances Control Act, as amended (TSCA),
15  U.S.C.   ss.ss.  2601  et  seq.),  as  well  as  all
regulations, requirements, authorizations, codes, standards, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, decrees, permits, or plans issued, entered, promulgated or approved thereunder.

(b) To the  knowledge of Parent,  except as disclosed  in the
Previously  Filed Parent  SEC  Reports,   there  are,  with
respect to Parent or any of its subsidiaries, no past or present violations of Environmental Laws, releases or threatened releases of any material into the environment or contractual obligations which may reasonably be expected to give rise to any liability under any Environmental Laws and which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.13 Accounting; Tax Matters. Neither Parent nor, to its knowledge, any of its affiliates, has, through the date hereof, taken or agreed to take any action nor do they have any knowledge of any fact or circumstance that is reasonably likely to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or (ii) the Merger from qualifying for federal income tax purposes as a "reorganization" within the meaning of
Section 368 (a) of the Code.

Section 4.14 Parent Action. The Board of Directors of Parent (at a meeting duly called and held) has by the requisite vote of directors determined to recommend the approval of the Stock Issuance Proposal by the holders of Parent Common Stock and
directed  that  the  Stock   Issuance   Proposal  be  submitted
for consideration by Parent's shareholders entitled to vote thereon at the Parent Meeting.

         Section 4.15 Lack of Ownership of Company Common Stock. Neither Parent nor any of its subsidiaries owns any shares of Company Common Stock or other securities convertible into shares of Company Common Stock (exclusive of any shares owned by any Parent Benefit Plan).

Section 4.16 Financial Advisor. Except for Morgan Stanley & Co. Incorporated, financial advisor to Parent, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent, and the fees and other amounts payable to Morgan Stanley & Co. Incorporated as contemplated by this Section 4.16 will be as provided in that certain letter agreement, dated October 22, 1998, from Morgan Stanley & Co. Incorporated to Parent.

Section 4.17 Fairness Opinion. Parent has received the opinion of Morgan Stanley & Co. Incorporated, financial advisor to Parent, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Parent.

                                  ARTICLE IV-A

                 REPRESENTATIONS AND WARRANTIES RELATING TO SUB
Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

Section 4A.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Sub has not engaged in any business
(other than certain organizational matters) since it was incorporated.

Section 4A.2 Capitalization. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $1 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.
Section 4A.3 Authority Relative to this Merger Agreement. Sub has the corporate power to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Sub's Board of Directors and sole shareholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Sub is not subject to or obligated under (i) any charter or by-law provision or (ii) any provision of any indenture or other loan document or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Sub or its properties or assets, which would be breached or violated, or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement other than, in the case of clause (ii) only,
(x) the Parent  Required  Consents  and (y) such breaches,
violations,   defaults,   rights  of   termination,
cancellations, accelerations or losses of a material benefit which would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except for the Parent Required Consents, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for, nor is any authorization, consent, or approval of any Governmental Entity required to be obtained by Sub for, the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, except for such filings, registrations, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that neither Parent nor Sub make any representation or warranty with respect to such of the foregoing as are required by reason of the regulatory status of the Company or any of its subsidiaries or facts specifically pertaining to them. This Merger Agreement constitutes a valid and binding obligation of Sub enforceable in accordance with its terms except as the same may be limited
by  bankruptcy,   insolvency,   fraudulent   conveyance,
reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.
                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent, except as set forth in a disclosure schedule delivered by the Company concurrently herewith (the "Company Disclosure Schedule"), as follows:

Section 5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on the Company. Complete and correct copies of the Amended and Restated Articles of Incorporation and Amended and Restated By-Laws of the Company as in effect on the date hereof are included in the Company SEC Reports (as defined in Section 5.5 below).

Section 5.2 Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 2,500,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"). As of November 20, 1998,
63,068,535 shares of Company Common Stock (excluding 25,000,000 shares of Company Common Stock held by a subsidiary of the Company) were validly issued and outstanding, fully paid and nonassessable, 7,526,960 shares of Company Common Stock were held in treasury, no shares of Company Preferred Stock have been issued, and there have been no material changes in such numbers of shares through the date hereof. As of November 20, 1998, except for (x) Company Stock Options granted under the Company Common Stock Plans to acquire 5,502,000 shares of Company Common Stock, (y) pursuant to the conversion terms of the 5 1/4% Convertible Preferred Securities, liquidation amount $50 per security, Term Income Deferrable Equity Securities (TIDES)SM of Coltec Capital Trust (the "Trust Preferred Securities") and of the Company's 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due 2028, there
were no options, warrants,   calls  or  other  rights,
agreements or commitments outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except for the issuance of shares of Company Common Stock pursuant to Company Stock Options and as provided in the Company Stock Option Agreement, during the period from November 20, 1998 through the date hereof, no shares of Company Common Stock or Company Preferred Stock have been issued and the Company has not entered into any options, warrants, calls or other rights, agreements or commitments obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

Section 5.3 Subsidiaries. Each Significant Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary of the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on the Company. All the outstanding shares of capital stock of each Significant Subsidiary of the Company are validly issued, fully paid and nonassessable and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character relating to the issued or unissued
capital  stock  or  other   securities  of  any  of  the
Significant Subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity which is material to the Company and its subsidiaries taken as a whole.

Section 5.4 Authority Relative to this Merger Agreement and the Cross Stock Option Agreements. The Company has the corporate power to enter into this Merger Agreement and the Cross Stock Option Agreements and, subject to the requisite approval of this Merger Agreement by the holders of Company Common Stock, to carry out its obligations hereunder and thereunder. The execution and delivery of this Merger Agreement and the Cross Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors. This Merger Agreement and the Cross Stock Option Agreements each constitute a valid and binding obligation of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Except for the receipt of the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon in the case of this Merger Agreement, no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement or the Cross Stock Option Agreements and the transactions contemplated hereby or thereby. The Company is not subject to or obligated under (i) any charter or by-law provision or (ii) any provision of any indenture or other loan document or other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement or the Cross Stock Option Agreements, other than, in the case of clause (ii) only, (x) the laws and regulations referred to in the next sentence and (y) such breaches, violations, defaults, rights of termination, cancellations, accelerations or losses of a material benefit which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Competition Act (Canada), the Securities Act, the Exchange Act, and other governmental approvals required under the applicable laws of any foreign jurisdiction and Applicable State Laws (collectively, the "Company Required Consents"), no filing by the Company or registration by the Company with any Governmental Entity is necessary for, nor is any authorization, consent or approval of any Governmental Entity required to be obtained by the Company for, the consummation of the Merger or the other transactions contemplated by this Merger Agreement or by the Cross Stock Option Agreements except for such filings, registrations, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect on the Company; provided that the Company makes no representation or warranty with respect to such of the foregoing as are required by reason of the regulatory status of Parent or any of its subsidiaries or facts specifically pertaining to them.

Section 5.5 Reports and Financial Statements. Since December 31, 1996, the Company has timely filed all registration statements, prospectuses, forms, reports and documents that the Company was required to file with the Commission (collectively, the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light
of the circumstances   under  which  they  were  made,  not
misleading.   The  audited consolidated  financial statements and
unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

Section 5.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the
date  of  this  Merger   Agreement ("Previously  Filed Company
SEC Reports"), since September 30, 1998, there has not been (i) any event, condition, transaction, commitment, dispute or other circumstance (financial or otherwise) of any character (whether or not in the ordinary course of business), which, individually or in the aggregate, has had a Material Adverse Effect on the Company; (ii) any damage, destruction or loss, whether or not covered by insurance, which, individually or in the aggregate, has had a Material Adverse Effect on the Company;
(iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company; or (iv) any entry into any legally binding commitment or transaction material to the Company and its subsidiaries taken as a whole (including any material borrowing or material sale of assets), other than this Merger Agreement, the Cross Stock Option Agreements and the transactions contemplated hereby and thereby.

Section 5.7 Litigation. Except as disclosed in the Previously Filed Company SEC Reports, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.8 Employee Benefit Plans. Section 5.8 of the Company Disclosure Schedule lists (i) each employee pension benefit plan as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Company Pension Plan"); (ii) each material employee welfare benefit plan as defined in Section 3(1) of ERISA (a "Company Welfare Plan"); (iii) each material employment agreement and each material supplemental executive compensation plan (a "Company Executive Benefit Arrangement"); and (iv) each multiemployer plan as defined in Section 3(37) of ERISA which is maintained by the Company or any subsidiary, or trade or business that is part of the same controlled group, or under common control with, or part of an affiliated service group that includes the Company within the meaning of Sections 414(b), (c), (m), or (o) of the Code (a "Company ERISA Affiliate") for directors, former directors, employees or former employees, or to which the Company or any Company ERISA Affiliate makes contributions with respect to directors, former directors, employees, or former employees. The Company has made available to Parent correct and complete copies of the plan documents and material employment agreements (or in the case of any unwritten Company Executive Benefit Arrangement, a description thereof), summary plan
descriptions,   participant   informational   material,  the
most recent determination letter received from the Internal Revenue Service, the two most recent Form 5500 annual reports (including all schedules and attachments thereto), the two most recent audited financial statements for any plan for which audited financial statements are required, the two most recent actuarial reports for any plan for which actuarial reports have been prepared, and all related trust agreements, insurance contracts and other funding agreements relating to such Company Pension Plans, Company Welfare Plans and Company Executive Benefit Arrangements (together, "Company Benefit Plans").

Section 5.9 Plan Compliance. Each Company Benefit Plan has been administered in compliance with its terms and any applicable provision of ERISA, the Code and any other applicable law except for any instances of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Each Company Pension Plan which is intended to meet the requirements of Section 401(a) of the Code has been determined within the remedial amendment period under
Section 401(b) of the Code by the Internal Revenue Service to be qualified under said Section 401(a) and each trust maintained in conjunction with any such Company Pension Plan has been determined by the Internal Revenue Service to be exempt from taxation under Section 501(a) of the Code and the Company has not amended any such Company Pension Plan or related trust in a manner that would result in the disqualification thereof. No Company Pension Plan which is subject to the provisions of Section 412 of the Code has incurred an accumulated funding deficiency. Neither the Company nor any Company ERISA Affiliate has any unsatisfied liability under Title IV of ERISA, or knows of any fact which would give rise to liability under Title IV of ERISA, in an amount that would, individually or in the aggregate, have a Material Adverse Effect on the Company. No reportable event, within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement of ERISA has not been waived, has occurred with respect to any Company Pension Plan. Except as set forth in the Previously Filed Company SEC Reports, there are no pending, filed, or threatened disputes, lawsuits, claims (other than routine benefit claims), investigations, or audits by any person or Governmental Entity with respect to any Company Benefit Plan that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company and no condition exists which could reasonably be expected to subject the Company or any Company ERISA Affiliate to any liability (other than for routine benefit claims and other than pursuant to the current terms of any Company Benefit Plan) with respect to any Company Benefit Plan in an amount that would, individually or in the aggregate, have a Material Adverse Effect on the Company.
Section 5.10 Takeover Provisions Inapplicable. As of the date hereof and at all times thereafter, until and including the Effective Date, Subchapters D (Section 2538), E, F, G, H, I and J of Chapter 25 of the PBCL, are, and shall be, inapplicable to the Merger and the transactions contemplated by this Merger Agreement.

Section  5.11  Compliance  with  Applicable   Laws.  (i)  The
Company and its subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals (the "Company Permits") of all Governmental Entities necessary in all material respects for the operation of the businesses of the Company and its subsidiaries; (ii) the Company and its subsidiaries are in compliance with the terms of the Company Permits in all material respects; (iii) except as disclosed in the Previously Filed Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iv) no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending, or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same except for such investigations or reviews that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company. No representation or warranty is made in this
Section 5.11 with respect to employee benefit plans, Taxes, product liability and airworthiness or Environmental Laws, which matters are the subject of Sections 5.8 and 5.9, 5.12,
5.15 and 5.16, respectively.

Section 5.12      Taxes.

         (a) The Company and its subsidiaries have (i) filed or caused to be filed all Tax Returns required to be filed by any jurisdiction to which any of them is subject, (ii) paid in full on a timely basis all Taxes due and claimed to be due by each such jurisdiction, and (iii) duly collected or withheld and timely paid all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, except to the extent any failure to file, pay or withhold would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Such Tax Returns are accurate and complete in all material respects and accurately reflect the Tax liabilities for such periods, except to the extent any inaccuracies in any such Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on the Company. No Tax deficiency or penalty has been asserted or threatened by any such jurisdiction against the Company or any of its subsidiaries, except to the extent any such deficiencies or penalties, individually or in the aggregate, have not had and would not have a Material Adverse Effect on the Company.

(b) To the knowledge of the Company, there is no audit of any material Tax Return of the Company or any of its subsidiaries in progress, there is no threatened action, suit, proceeding, investigation, audit, or claim for or relating to material Taxes, there are no matters under discussion with any Governmental Entities with respect to material Taxes that could result in an additional amount of material Taxes being payable by the Company or any of its subsidiaries, and no Governmental Entity has indicated that it intends to audit any material Tax Return of the Company or any of its subsidiaries.

         (c) Neither the Company nor any of its subsidiaries (i) has waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, except to the extent any such Tax obligation, assessment or deficiency would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (ii) is a party to any Tax allocation or sharing agreement, (iii) has been a member of an affiliated group (other than the affiliated group of which the Company is the common parent) filing a consolidated federal income tax return, nor is liable for material Taxes of an affiliated group (other than the affiliated group of which the Company is the common parent) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), including as a transferee or successor, by contract, or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any Tax Return.

                  (d)  The  earliest  taxable  period  of the
Company and its subsidiaries for which the statute of limitations for federal, state, local and foreign Tax Returns filed by the Company is still open is the calendar year 1987.

         (e) Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         (f) Neither the Company nor any of its  subsidiaries
(i) has agreed or consented at any time under Section 341(f) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any assets, (ii) has agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect the liability of the Company or its subsidiaries for Taxes, (iii) has made an election, or is required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, (iv) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state or local tax provision, or (v) owns any material assets that were financed directly or indirectly with, or that directly or indirectly secure, debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (g) The transaction contemplated herein, either by itself or in conjunction with any other transaction that the Company may have entered into or agreed to, will not give rise to any federal income tax liability under section 355(e) of the Code for which the Company may in any way be held liable.
         (h) The Company is not a party to any "Gain Recognition Agreements" as such term is used in the Treasury Regulations promulgated under Section 367 of the Code.

         (i) Neither the Company nor any of its  subsidiaries has
made or become obligated  to  make,  nor  will  Parent,   Sub,
the  Company,  or  any  of  its subsidiaries,   as  a  result  of
any event connected with any transaction contemplated herein and/or any termination of employment related to any such transaction, make or become obligated to make (with respect to any employee of the Company or any of its subsidiaries), any "excess parachute payment", as defined in
Section 280G of the Code to any employee of the Company or any of its subsidiaries.

         (j) There are no material liens for Taxes (other than for current Taxes that are not yet due and payable or are being contested in good faith) upon the assets of the Company or any of the subsidiaries.

         (k) The Company has no excess loss account, as such term is used in Section 1.1502-19 of the Treasury Regulations, with respect to the stock of any subsidiary.

(l) The unpaid Taxes of the Company and its subsidiaries did not, as of the most recent fiscal month end prior to the date hereof, exceed the reserve for Tax Liability (not including any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (other than in any notes thereto) that has been made available to Parent.

Section 5.13 Certain Contracts. Except as filed as an exhibit to the Company SEC Reports, neither the Company nor any of its subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which, as of the date hereof, is a "material contract" (as defined in Item 601(b)(10) of Regulation S-K of the Commission) or has been filed with the Commission to be performed after the date of this Merger Agreement or (ii) which materially restricts the conduct of any line of business of the Company.

Section 5.14 Patents, Trademarks, Etc. The Company and its subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and licenses and other proprietary intellectual property rights and licenses
("Company Intellectual Property") as are necessary in connection with the businesses of the Company and its subsidiaries, and the Company does not have any knowledge of any conflict between the rights of the Company and its subsidiaries and the rights of others therein, except to the extent that the failure of the Company to have, or any conflicts with respect to, the Company Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.15 Product Liability; Airworthiness. (a) The Company has no knowledge of any claim, or the basis for any claim, against the Company or any of its subsidiaries for injury to person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by the Company or any of its subsidiaries, including claims arising out of the defective or unsafe nature of its products or services, which claim would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

         (b) To the knowledge of the Company, all goods and services designed, manufactured or sold by the Company or any of
its  subsidiaries  comply with all laws,   requirements,
specifications,   rules  and   regulations   related  to
airworthiness of all applicable Governmental Entities and none of such products or services contain any defects in manufacturing, design or performance or other defect which renders such products or services or any component thereof defective, deficient, nonconforming or unsuitable for their intended use, except to the extent that such failure to comply or defects would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no publicly and formally announced rule or regulation by any Governmental Entity of the United States or any state thereof that could reasonably be expected to affect the various airworthiness approvals, licenses, permits or certifications applicable to the goods, services, assets, facilities or operations of the Company and its subsidiaries, except to the extent that such rules or regulations would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.16 Environment. To the knowledge of the Company, except as disclosed in the Previously Filed Company SEC Reports, there are, with respect to the Company or any of
its  subsidiaries,   no  past  or  present  violations  of
Environmental Laws, releases or threatened releases of any material into the environment or contractual obligations which may reasonably be expected to give rise to any liability under any Environmental Laws and which would, individually or in the aggregate, have a Material Adverse Effect on the Company.
Section 5.17 Accounting; Tax Matters. Neither the Company nor, to its knowledge, any of its affiliates, has, through the date hereof, taken or agreed to take any action nor do they have knowledge of any fact or circumstance that is reasonably likely to prevent (i) Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests," or (ii) the Merger qualifying for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 5.18 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of directors (a) determined that the Merger is in the best interests of the Company and its shareholders, (b) approved this Merger Agreement in accordance with the provisions of
Section 1922 of the PBCL, and (c) determined to recommend the approval of this Merger Agreement and the Merger by the holders of the Company Common Stock.
Section 5.19 Lack of Ownership of Parent Common Stock. Neither the Company nor any of its subsidiaries owns any shares of Parent Common Stock or other securities convertible into shares of Parent Common Stock (exclusive of any shares owned by any Company Benefit Plan).

Section 5.20 Insurance Coverage. The Company believes that as of the date hereof it has adequate insurance coverage from solvent, viable insurance carriers in accordance with current industry practices except where the failure to have such insurance coverage would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

Section 5.21 Year 2000. Except as disclosed in the Previously Filed Company SEC Reports, the Company's products and information systems are Year 2000 Compliant except to the extent that their failure to be Year 2000 Compliant would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Merger Agreement, Year 2000 Compliant shall mean that the Company's products and information systems accurately process date/time data
(including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations.

Section  5.22  Financial   Advisor.   Except  for  Credit  Suisse
First Boston Corporation, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company, and the fees and commissions payable to Credit Suisse First Boston Corporation as contemplated by this Section 5.22 will be the amount set forth in that certain letter, dated November 11, 1998, from Credit Suisse First Boston Corporation to the Company.

Section 5.23 Fairness Opinion. The Company has received the opinion of Credit Suisse First Boston Corporation, financial advisor to the Company, dated the date hereof, to the effect that the Exchange Ratio is fair from a financial point of view to the holders of shares of Company Common Stock.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1 Conduct of Business by the Company Pending the Merger. (a) Prior to the Effective Date, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as specifically provided herein (including Section 6.1(b)) or as set forth in the Company Disclosure Schedule, from and after the date hereof, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. The Company shall, and shall cause its subsidiaries to, in the ordinary course of business (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply with all material laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound.

         (b) Without  limiting the  generality of Section
6.1(a), prior to the Effective Date, unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as set forth in the Company Disclosure Schedule, from and after the date hereof:
(i) the Company shall not and shall not propose to (A) except as required pursuant to any indenture, loan documents or contract in effect as of the date hereof, sell or pledge or agree to sell or pledge any capital stock owned by it in any of its Significant Subsidiaries (unless already pledged as of the date hereof), (B) amend its Amended and Restated Articles of Incorporation or Amended and Restated By-Laws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (D) except as required pursuant to any Company Benefit Plan, directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company capital stock;

(ii) the Company shall not, nor shall it permit any of its subsidiaries to, (A) other than pursuant to the exercise of Company Stock Options outstanding on the date hereof or otherwise in accordance with the present terms of any Company Benefit Plan and except as permitted by Section 6.1(b)(iii) or by the Cross Stock Option Agreements, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock (other than, in each case, to the Company or direct or indirect wholly-owned subsidiaries of the Company); (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding;

(iii) the Company shall not, nor shall it permit any  of  its
subsidiaries  to, except  as  required  to  comply   with
applicable law, and except for (w) compensation payments and changes or benefit adjustments made in the ordinary course of business (which shall include (1) normal periodic performance reviews and related compensation and benefit increases and (2) the provision of individual Company Benefit Plans consistent with past practice for promoted or newly hired officers and employees) and which do not involve the grant of any actual or phantom equity interests in the Company, (x) awards under the Company's 1994 Long-Term Incentive Plan and CAP Plus Plan, in each case in the ordinary course of business,
(y)  grants of  options  with respect to Company Common  Stock in the ordinary course of business to newly-hired or promoted officers and employees and (z) (following notice to Parent) grants of options with respect to no more than 200,000 shares of Company Common Stock in the aggregate in the ordinary course of business, (A)(1) adopt, enter into, terminate or
(2) in  any way that would  materially increase the cost thereof
to the   Company  or  expand  the  applicability  of,  or  amend,
any bonus, profit sharing,   compensation,   severance,
termination,  stock   option,   pension, retirement,  deferred
compensation,  employment  or   other   Company  Benefit Plan,
agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee, (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance
units  or  restricted   stock,  or   the   removal   of
existing restrictions in any benefit plans or agreements or awards made thereunder), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan other than in the ordinary course of business consistent with past practice or as required under the present terms of any Company Benefit Plan, or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing which is binding;

(iv) except as required by or in connection with the Trust Preferred Securities, the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade debt securities (other than non-investment grade debt securities issued by the Company or any of its subsidiaries);
(v) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368 (a) of the Code; and

(vi) neither the Company, nor any subsidiary of the Company, shall make or amend any material Tax election, agree to waive or extend any statute of limitations, or resolve or agree to resolve any audit or proceeding relating to any material Tax liability other than in the ordinary course of business consistent with past practice; provided, however, that the Company and its subsidiaries shall be permitted to make any Tax election and take any action in connection with the settling of its and their federal tax liabilities for the 1992, 1993, 1994, 1995 and 1996 tax years so long as such elections or actions do not result in aggregate additional Tax liabilities to the Company and its subsidiaries in excess of the reserve established therefor on the most recent audited consolidated financial statements of the Company, and provided that any settling of such audit and liabilities shall require the consent of Parent, which consent shall not unreasonably be withheld. The Company and its subsidiaries shall, prior to the Closing Date, terminate all tax allocation agreements and tax sharing agreements (if any) with respect to the Company and its subsidiaries (other than the Tax Sharing Agreement dated September 13, 1996, by and between the Company, Garrison Litigation Management Group, Ltd., and The Anchor Packing Company) and shall ensure that such agreements are of no further force or effect as to the Company and its subsidiaries on and after the Closing Date and there shall be no further liability of the Company or its subsidiaries under any such agreements.

         Section 6.2. Conduct of Business by Parent and Sub Pending the Merger. (a) Parent. Prior to the Effective Date, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as specifically provided herein including as set forth in the Parent Disclosure Schedule, from and after the date hereof Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Date. Subject to Section 6.2(b), the foregoing
shall  not prevent  Parent   from   acquiring   or   agreeing
to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any assets, business or any corporation, partnership, association or
other  business   organization  or  division  thereof,  for  such
aggregate consideration in cash, Parent Common Stock or a combination thereof, as Parent may deem appropriate from time to time.

         (b) Prior to the Effective Date, neither Parent nor its subsidiaries shall, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), acquire, merge or agree to acquire or be acquired, by merging or consolidating with, or by purchasing a substantial equity interest in or by selling 50% or more of the outstanding Parent Common Stock (or securities convertible into Parent Common Stock) to, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof, in each case participating in a line of business or related business of the Company or any of its subsidiaries, which transaction, either alone or in conjunction with the transactions contemplated by this Merger Agreement, is reasonably likely to raise antitrust, competition law or trade regulatory issues that are reasonably likely to materially delay, impede or prohibit the consummation of the Merger.

         (c) Without  limiting the  generality of Section
6.2(a), prior to the Effective Date, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned) and except as set forth in the Parent Disclosure Schedule, from after the date hereof: (i) Parent shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify or would be reasonably likely to disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code and (ii) Parent shall not enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing which is binding.

(d)  Sub.  During  the  period  from the date of this  Merger
Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement.

Section 6.3 Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its covenants contained in this Merger Agreement, or would cause any of its representations or warranties contained in this Merger Agreement to be inaccurate, and shall use its best efforts to prevent or promptly remedy the same. No such notification shall be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section  7.1 Access and  Information.  Each of the  Company and
Parent and their respective   subsidiaries   shall  afford  to
the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and personnel and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) subject to applicable law, all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold,
and shall cause their  respective   employees  and  agents  to
hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement dated as of October 21, 1998 between Parent and the Company (the
"Confidentiality Agreement").

Section  7.2  Registration   Statement/Proxy   Statement.  (a)
As  promptly  as practicable after the execution of this Merger
Agreement, the Company and Parent shall prepare and file with the Commission a joint proxy statement (the "Proxy

Statement") in preliminary form for use at the Company Meeting and the Parent Meeting. As promptly as practicable after comments are received from the Commission with respect to the preliminary form of the Proxy Statement and after the furnishing by the Company and Parent of all information required to be contained therein, the Company and Parent shall file with the Commission the Proxy Statement in definitive form for use at their respective shareholder meetings and Parent shall file with the Commission a registration statement on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the
"Registration Statement"). Parent and the Company shall use all reasonable best efforts to cause the Registration Statement to become effective as soon thereafter as practicable. None of the information furnished by the Company or its subsidiaries (in the case of the Company) or by Parent or its subsidiaries (in the case of Parent) for inclusion or incorporation by reference in (i) the Registration Statement or
(ii) the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting and Parent Meeting to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation, covenant or agreement is made by any party hereto with respect to information supplied by any other party for inclusion in the Proxy Statement or the Registration Statement. No filing of, or amendment or supplement to, the Proxy Statement or Registration Statement shall be made by Parent or the Company without providing the other with the opportunity to review and comment thereon. If at any time prior to the Effective Date any information relating to Parent or the Company, or any of their respective affiliates, directors or officers, should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement or Registration Statement so that the Proxy Statement or Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by law, disseminated to the shareholders of Parent and the Company.

         (b) The Company and Parent shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, and under applicable blue sky or similar securities laws and shall each use its reasonable best efforts to obtain required approvals and clearances with respect thereto.

Section 7.3 Affiliates, Publication of Combined Financial Results. (a) Not less than 45 days prior to the Effective Date, each of Parent and the Company shall deliver to the other a list of names or addresses of each person who, in its reasonable judgment, is an affiliate of Parent or the Company, respectively, within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act or otherwise applicable Commission accounting releases with respect to "pooling of interests" accounting treatment (each such person, a "Pooling Affiliate") of Parent or the Company, respectively. Each such party shall provide the other with such information and documents as the other shall reasonably request for purposes of reviewing such list.

(b) Each of the Company and Parent shall use its reasonable best efforts to cause each of its respective Pooling Affiliates, as soon as practicable after the date of this Merger Agreement, and no less than 30 days prior to the date of the Company Meeting and the Parent Meeting, respectively, to deliver to the other party an affiliate letter in customary form. Parent shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any of the Parent Common Stock to be received by such Pooling Affiliates pursuant to the terms of this Merger Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such letters.

(c) Parent shall publish combined sales and net income figures reflecting at least 30 days of post-Merger combined operations as contemplated by and in accordance with the terms of Commission Accounting Series Release No. 135, no later than 20 days after the end of the first fiscal quarter of Parent ending after the Effective Date in which there are at least 30 days of such post-Merger combined operations.

Section 7.4 Stock Exchange Listing. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued pursuant to the Merger.

         Section 7.5 Employment Arrangements. (a) After the Effective Date, Parent shall, or shall cause the Surviving Corporation to, honor in accordance with their terms, all
Company  Benefit  Plans,   including  all  employment, severance,
consulting and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested or unvested benefits or other vested or unvested amounts earned or accrued through the Effective Date and all provisions under any Company Benefit Plan (as amended in compliance herewith or as modified by Section 7.5 of the Company Disclosure Schedule) except for changes thereto which are (i) set forth on Section 7.5 of the Company Disclosure Schedule, (ii) required under the present terms of any Company Benefit Plan, or (iii) otherwise agreed to by the parties hereto and, if applicable, the affected individual.
(b) From and after the Effective Date and for a period of one year thereafter, employees of the Company and its subsidiaries shall receive compensation and benefits from the Surviving Corporation (or any successor thereto) that, in the aggregate, are no less favorable than either (i) the compensation and benefits provided to similarly situated employees of Parent or its subsidiaries or (ii) the compensation and benefits provided to such employees as of the Effective Date by the Company and its subsidiaries.

(c) The Company and, if applicable, Parent agree (i) to take all actions set forth on Section 7.5 of the Company Disclosure Schedule and (ii) that any such action shall not be deemed to violate any other provision of this Merger Agreement.

Section 7.6 Indemnification. (a) From and after the Effective Date, Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company and its subsidiaries (the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities arising prior to the Effective Date to the fullest extent permitted or required under (A) applicable law, (B) any indemnification agreements between the Company and any such person or (C) the Company's Amended and Restated Articles of Incorporation and Amended and Restated By-Laws.

(b) Parent shall use its best efforts to cause the Indemnified Parties to be covered for a period of six (6) years from the Effective Date (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by the Company (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to the Indemnified Parties than such policy) with respect to acts or omissions occurring prior to the Effective Date which were committed by such Indemnified Parties in their capacity as such; provided, however, that in no event shall Parent be required to expend on an annual basis more than $730,000 (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Parent is unable to maintain or obtain the insurance called for by this Section 7.6(b), Parent shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

         (c) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Merger Agreement is commenced, whether before or after the Effective Date, the parties hereto agree to cooperate and use their respective reasonable best efforts to vigorously defend against and respond thereto.

Section 7.7 Consents. (a) Each of the parties shall use its reasonable best efforts to obtain as promptly as practicable all consents of any Governmental Entity or any other person required in connection with, and waivers of any violations or rights of termination that may be caused by, the consummation of the transactions contemplated by this Merger Agreement.

         (b) In furtherance and not in limitation of the foregoing, each of the parties shall use its reasonable best efforts to resolve as promptly as practicable such objections, if any, as may be asserted with respect to the
transactions   contemplated  by  this  Merger  Agreement  under
any antitrust, competition or trade regulatory laws, rules or regulations of any Governmental Entity; provided however, that nothing in this Merger Agreement shall require Parent to agree to hold separate or to divest any of the business, product lines or assets of Parent or the Company or any of their respective subsidiaries or take any other action, if such holding separate, divestiture or other action would have a Material Adverse Effect on Parent or the Company.

         (c) Each of the parties shall promptly inform the others of any material communication from any Governmental Entity regarding any of the transactions contemplated by this Merger Agreement. If any party or any affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Merger Agreement, then such party shall make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Parent and the Company shall consult and cooperate with one another with respect to (and prior to) any understandings, undertakings or agreements (oral or written) which are proposed to be made or entered into with any Governmental Entity in connection with the transactions contemplated by this Merger Agreement and the Cross Stock Option Agreements.

         Section 7.8 Additional Agreements. (a) Subject to the terms and conditions herein provided (including Section 7.7), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and
make effective the   transactions   contemplated  by  this
Merger Agreement as promptly as practicable, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Merger Agreement or the Merger, including seeking to lift any injunction, temporary restraining order or, subject to any required vote of the shareholders of the Company, other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible) and the transactions contemplated hereby. Notwithstanding the foregoing, but subject to Section 7.7, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Merger Agreement if such action would, individually or in the aggregate, have a Material Adverse Effect on Parent or the Company.

         (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of Parent, the Company and the Surviving
Corporation shall take all such necessary action.

Section 7.9 No Solicitation. (a) Neither the Company nor Parent shall, directly or indirectly, take (nor shall the Company or Parent instruct its subsidiaries, directors, officers, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, (collectively, "Representatives")) to take any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal (as defined below) with respect to such party, (ii) enter into any agreement with respect to any Acquisition Proposal with respect to such party or
(iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to such party. Each of the Company and Parent will promptly communicate to the other that such a solicitation has been received by it, or that any such information has been requested from it or that such negotiations or discussions have been sought to be initiated with it or that it has received a written communication with respect to an Acquisition Proposal with respect to it. For purposes of this Merger Agreement, the term "Acquisition Proposal" means, with respect to each of the Company and Parent, any proposed (A) merger, consolidation or similar transaction involving the Company (in the case of the Company) or merger, consolidation or similar transaction involving Parent upon consummation of which the holders of Parent Common Stock will not own at least

50% of the common stock of Parent or, if Parent is not the surviving entity, the combined entity (in the case of Parent),
(B) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of assets of the Company (in the case of the Company) or Parent (in the case of Parent) or its subsidiaries representing 15% or more of the consolidated assets of the Company and its subsidiaries (in the case of the Company) or 50% or more of the consolidated assets of Parent and its subsidiaries (in the case of Parent), (C) issue, sale, or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction), or acquisition of, securities (or options,
rights  or  warrants  to  purchase,   or  securities convertible
into, such securities) representing 15% or more of the voting power of the Company (in the case of the Company) or 50% or more of the voting power of Parent (in the case of Parent).

         (b) Notwithstanding anything in this Merger Agreement to the contrary (including clause (a) of this Section 7.9), to the extent the Company or Parent or its respective Representatives receive a communication with respect to an
Acquisition   Proposal  with  respect  to  it,  which  its  Board
of Directors determines, after consultation with its financial advisors, may be reasonably likely to result in a Superior Proposal (as defined below) or, in the case of Parent, a transaction that would not otherwise conflict with this Merger Agreement, including Section 6.2(b), such party and its Representatives may engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to such Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such Acquisition Proposal; provided, however, that upon engaging in such negotiations or discussions, providing such information or otherwise facilitating any effort or attempt to make or implement such Acquisition Proposal, the Company or Parent (as the case may be) shall give notice to the other of its engagement in such activities.
For purposes of this Merger Agreement, the term "Superior Proposal" means, with respect to each of Parent and the Company, any Acquisition Proposal with respect to it (and for purposes of this definition of the term "Superior Proposal", the term "Acquisition Proposal" with respect to the Company shall have the meaning set forth in Section 7.9(a) except that the references to "15%" in such Section 7.9(a) shall be deemed references to "50%") that is more favorable to its shareholders than the Merger (taking into account the nature of the Acquisition Proposal, the nature and amount of the consideration, the likelihood of completion and any other factors deemed appropriate by the Board of Directors). Prior to furnishing nonpublic information to, or entering into discussions or negotiations with, any other persons or entities, the Company or Parent (as the case may be) shall enter into a customary confidentiality agreement with such person or entity, it being understood that such confidentiality agreement (x) shall not include any provision calling for an exclusive right to negotiate with such party, (y) need not contain "standstill" or similar provisions and such party shall advise the other of the nature of such nonpublic information delivered to such person reasonably promptly following its delivery to the requesting party.

         (c)  Nothing  contained  herein,  including  this
Section 7.9, shall prohibit Parent or the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to its shareholders if in the good faith judgment of its Board of Directors, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither Parent nor the Company, as the case may be, nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Merger Agreement, or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal with respect to it. This Section
7.9(c) does not prohibit the termination of this Merger Agreement as specified in Section 9.1(j) in the case of the Company or Section 9.1(k) in the case of Parent.

Section 7.10 Accountants' Letters. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter from Arthur Andersen LLP, dated within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(b) Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter from Ernst & Young LLP, dated within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

Section 7.11 Pooling of Interests. Each of Parent and the Company shall use its reasonable best efforts to cause the Merger to be accounted for as a "pooling of interests", and such accounting treatment to be accepted by each of the Company's and Parent's independent certified public accountants, and by the Commission, respectively, and each of Parent and the Company agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

Section 7.12 Trust Preferred Securities. Parent shall take all actions required in connection with the transactions contemplated by this Merger Agreement to provide for the compliance by the Company with Section 13.04 of the Indenture, dated as of April 14, 1998, between the Company and The Bank of New York, as Trustee, governing the Trust Preferred Securities.

Section 7.13 Parent Board of Directors. The Board of Directors of Parent shall take such action as may be necessary (including increasing the size of the Board of Directors of Parent) to appoint to the Board of Directors of Parent as of the Effective Date John W. Guffey, Jr. and two other directors of the Company selected by the Board of Directors of Parent.

Section 7.14 Post-Merger  Operations.  Following the Effective
Date, Parent and the Surviving Corporation's principal executive offices shall be located in Charlotte, North Carolina.

         Section 7.15 Tax Representation Letters. For purposes of the tax opinions described in Sections 8.2(b) and 8.3(b) of this Merger Agreement, each of Parent and the Company shall provide representation letters, substantially in the form of Exhibits E and F, each dated on or about the date that is two business days prior to the date the Proxy Statement is mailed to the shareholders of the Company and reissued as of the Effective Date.

                  Section 7.16  Transfer  Taxes.  All state,
local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes, including any interest or penalties with respect thereto, attributable to the Merger shall be paid by the Company.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver by each party at or prior to the Effective Date of the following conditions:

(a) This Merger Agreement shall have been adopted by the requisite vote of the holders of the Company Common Stock.

(b) The Stock Issuance Proposal shall have been approved by the requisite vote of the holders of Parent Common Stock.

(c) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

(d) The waiting periods applicable to the consummation of the Merger under the HSR Act and the Competition Act (Canada) shall have expired or been terminated and all other Company Required Consents and Parent Required Consents in each case required to be obtained prior to consummation of the Merger shall have been obtained, except where the failure to obtain such other Company Required Consents or Parent Required Consents would not have a Material Adverse Effect on the Company or Parent, as the case may be.

(e) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.

(f) No preliminary or permanent injunction or other order by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints") (i) prohibiting or preventing the consummation of the Merger or (ii) requiring Parent or the Company to hold separate or to divest any of the business, product lines or assets of Parent or the Company or any of their respective subsidiaries or take any other action, if such holding separate, divestiture or other action would have a Material Adverse Effect on Parent or the Company, shall have been issued and remain in effect; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered

(g) Parent and the Company shall have received letters from Ernst & Young LLP and Arthur Andersen LLP, respectively, dated as of the Effective Date to the effect that such firm concurs with management's conclusion that, as of the Effective Date, no conditions exist that would preclude such party from being a party to a business combination for which "pooling of interests" accounting treatment would be available if consummated in accordance with this Merger Agreement.

Section 8.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

(a) (i) Parent and Sub shall have performed in all material respects their agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and
(ii) the representations and warranties of Parent and Sub contained in this Merger Agreement shall be true in all respects when made and on and as of the Effective Date as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates, which were or will be true in all respects at such time or times as stated therein (provided that, in each case, the condition set forth in this Section 8.2(a)(ii) shall be deemed satisfied so long as any failures of such representations and warranties to be true and correct, taken together, would not have a Material Adverse Effect on Parent), and the Company shall have received a certificate of the President or Chief Executive Officer or a Vice President of Parent and Sub, respectively, to that effect.

(b) The Company shall have received an opinion substantially in the form of Exhibit C of Cravath, Swaine & Moore, counsel to the Company, dated the Effective Date, to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations provided by the parties hereto substantially in the form of Exhibits E and F.

Section 8.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

(a) (i) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Date and (ii) the representations and warranties of the Company contained in this Merger Agreement shall be true in all respects when made and on and as of the Effective Date as if made on and as of such date, except for representations and warranties which are by their express provisions made as of a specific date or dates which were or will be true in all respects at such date or dates (provided that, in each case, the condition set forth in this
Section 8.3(a)(ii)   shall  be  deemed  satisfied  so  long  as
any failures of such representations and warranties to be true and correct, taken together, would not have a Material Adverse Effect on the Company), and Parent and Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

(b) The Parent shall have received an opinion substantially in the form of Exhibit D of Squire, Sanders & Dempsey L.L.P., counsel to Parent, dated the Effective Date, to the effect that the Merger will constitute a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations provided by the parties hereto substantially in the form of Exhibits E and F.

8.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure results from such party's breach of any provision of this Merger Agreement or the failure of such party to use its reasonable best efforts to cause the Merger to be consummated.


                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

Section 9.1  Termination.  This Merger  Agreement  may be
terminated at any time prior  to  the  Effective  Date,   whether
before  or  after  approval  by  the shareholders of the Company:

(a)      by mutual consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated on or before March 31, 2000; provided, that the terminating party is not otherwise in material breach of its covenants hereunder and none of such terminating party's representations and warranties contained herein, which are qualified as to materiality, shall be inaccurate in any respect, and none of such terminating party's representations and warranties contained herein, which are not so qualified, shall be inaccurate in any material respect, in each case, as if made as of the date of such purported termination (except for representations and warranties that by their express provisions are or shall have been made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were inaccurate at such times as stated therein);

(c) by either Parent or the Company if the adoption by the shareholders of the Company of this Merger Agreement shall not have been obtained at the Company Meeting or at any adjournment or postponement thereof;

(d) by either Parent or the Company if the approval by the shareholders of Parent of the Stock Issuance Proposal shall not have been obtained at the Parent Meeting or at any adjournment or postponement thereof;

(e) by the Company if any of the conditions specified in Sections 8.1 and 8.2 have not been met or waived by the Company at such time as such condition is no longer capable of satisfaction;

(f) by Parent if any of the  conditions  specified  in Sections
8.1 and 8.3 have not been met or waived by Parent at such time as such condition is no longer capable of satisfaction;

(g) by Parent if the  Company's  Board of  Directors  shall have
(i) accepted or resolved to accept a Superior  Proposal
(provided that the Company shall not accept or resolve to accept a Superior Proposal unless (x) it provides Parent with notice of the material terms of such proposal at least two days prior to such acceptance and (y) at the time of such acceptance the Board of Directors of the Company determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments Parent and Sub may have offered to make to this Merger Agreement) or (ii) refused to affirm its recommendation concerning the Merger referred to in Section 3.7(a) hereof within 10 business days after receipt of any written request from Parent to do so at any time when an Acquisition Proposal with respect to the Company shall have been made and not rejected by the Company's Board of Directors;

(h) by Parent or the Company if any Restraint having any of the effects set forth in Section 8.1(f) shall be in effect and shall have become final and nonappealable; provided, however, that the party seeking to terminate this Merger Agreement pursuant to this Section 9.1(h) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;
(i) by the Company if Parent's  Board of  Directors  shall have
(i) accepted or resolved to accept a Superior Proposal contemplating the termination of this Merger Agreement (provided that Parent shall not accept or resolve to accept a Superior Proposal unless (x) it provides the Company with notice of the material terms of such proposal at least two days prior to such acceptance and (y) at the time of such acceptance the Board of Directors of Parent determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments the Company may have offered to make to this Merger Agreement) or (ii) refused to affirm its recommendation concerning the Stock Issuance Proposal referred to in Section 3.7(b) hereof within 10 business days after receipt of any written request from the Company to do so at any time when an Acquisition Proposal with respect to Parent shall have been made and not rejected by Parent's Board of Directors;

(j) by the Company if the Board of Directors of the Company has accepted or resolved to accept a Superior Proposal; provided that the Company shall not accept or resolve to accept a Superior Proposal unless (i) it provides Parent with notice of the material terms of such proposal at least two days prior to such acceptance and (ii) at the time of such acceptance the Board of Directors of the Company determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments Parent and Sub may have offered to make to this Merger Agreement; or

(k) by Parent if the Board of Directors of Parent has accepted or resolved to accept a Superior Proposal; provided that Parent shall not accept or resolve to accept a Superior Proposal unless
(i) it provides the Company with notice of the material terms of such proposal at least two days prior to such acceptance and
(ii) at the time of such acceptance the Board of Directors of Parent determines in good faith that such proposal continues to be a Superior Proposal after taking into account any amendments the Company may have offered to make to this Merger Agreement.

Section 9.2 Effect of Termination. (a) In the event of termination of this Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except (x) for the willful breach of this Merger Agreement by, or fraud of, any party hereto and (y) as provided in the proviso to Section 9.2(c) or 9.2(e), respectively) there shall be no liability on the part of either the Company, Parent or Sub or their respective directors or officers; provided that the last sentence of Section 7.1, and Sections
9.2 and 10.2 shall survive the termination.

         (b) Unless (x) any of the representations and warranties of Parent contained herein, which are qualified as to materiality, were or shall be inaccurate in any respect, or any of the representations and warranties of Parent contained herein, which are not so qualified, were or shall be inaccurate in any material respect, in each case, when made and as of the date of any termination of this Merger Agreement, as if made as of the date of such termination (except for representations and warranties that by their express provisions are made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were or shall have been inaccurate at such times as stated therein), respectively, or (y) at the time of such termination, Parent is in material breach of any covenant contained herein, the Company shall make a payment to Parent (by wire transfer or cashiers check) of a breakup fee in the amount of $45 million (the "Termination Fee") (i) in the event this Merger
Agreement is terminated pursuant to Section 9.1(g) or Section 9.1(j) or (ii) in the event this Merger Agreement is terminated following the Company Meeting pursuant to Section 9.1(c) and an Acquisition Proposal with respect to the Company shall have been publicly disclosed to the shareholders of the Company (and not withdrawn or terminated) prior to the Company Meeting and, within 12 months after such termination of this Merger Agreement, the Company shall have entered into an agreement providing for the consummation of an Acquisition Proposal with respect to the Company (it being understood that
no confidentiality   agreement  with  respect  to  an
Acquisition Proposal shall constitute such an agreement) or an Acquisition Proposal with respect to the Company shall have been consummated. For purposes of this Section 9.2(b), the term Acquisition Proposal shall have the meaning set forth in
Section  7.9(a) except  that the  references  to "15%" in such
Section  7.9(a)  shall be deemed references to "50%".

         (c) The Company shall make a payment to Parent (by wire transfer or cashiers check) of an expense reimbursement fee in the amount of $5 million (i) in the event the Termination Fee becomes due and payable pursuant to Section 9.2(b) or (ii) in the event this Merger Agreement is terminated pursuant to
Section 9.1(f) and at the time of such termination the Company is in material breach of any representation, warranty or material covenant of the Company contained herein; provided, that, in the event the expense reimbursement fee is payable pursuant to the foregoing clause (ii) of this Section 9.2(c), notwithstanding Section 9.2(a) or the termination of this Merger Agreement, the Company shall remain liable for, and no payment pursuant to the foregoing clause (ii) of this Section 9.2(c) shall release the Company from, any liability or damage suffered or incurred by Parent to the extent any such liability or damage exceeds the amount of such expense reimbursement fee.

         (d) Unless (x) any of the representations and warranties of the Company contained herein, which are qualified as to materiality, were or shall be inaccurate in any respect, or any of the representations and warranties of the Company contained herein, which are not so qualified, were or shall be inaccurate in any material respect, in each case, when made and as of the date of any termination of this Merger Agreement, as if made as of the date of such termination (except for representations and warranties that by their express provisions are made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were or shall have been inaccurate at such times as stated therein), respectively, or (y) at the time of such termination, the Company is in material breach of any covenant contained herein, Parent shall make a payment to Company (by wire transfer or cashiers check) of the Termination Fee (i) in the event this Merger Agreement is terminated pursuant to Section 9.1(i) or Section 9.1(k) or (ii) in the event this Merger Agreement is terminated following the Parent Meeting pursuant to Section 9.1(d) and an Acquisition Proposal with respect to Parent shall have been publicly disclosed to the shareholders of Parent (and not withdrawn or terminated) prior to the Parent Meeting and, within 12 months after such termination of this Merger Agreement, Parent shall have entered into an agreement providing for the consummation of an Acquisition Proposal with respect to Parent (it being understood that no confidentiality agreement with respect to an Acquisition Proposal shall constitute such an agreement) or an Acquisition Proposal with respect to Parent shall have been consummated.

         (e) Parent shall make a payment to Company (by wire transfer or cashiers check) of an expense reimbursement fee in the amount of $5 million (i) in the event the Termination Fee becomes due and payable pursuant to Section 9.2(d) or (ii) in the event this Merger Agreement is terminated pursuant to
Section 9.1(e) and at the time of such termination Parent is in material breach of any representation, warranty or material covenant contained herein; provided, that, in the event the expense reimbursement fee is payable pursuant to the foregoing clause (ii) of this Section 9.2(e), notwithstanding Section 9.2(a) or the termination of this Merger Agreement, Parent shall remain liable for, and no payment pursuant to the foregoing clause (ii) of this Section 9.2(e) shall release Parent from, any liability or damage suffered or incurred by the Company to the extent any such liability or damage exceeds the amount of such expense reimbursement fee.

Section 9.3 Amendment. This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of the Company or Parent, but, after such approval, no amendment shall be made which by law requires further approval by the shareholders of the Company or Parent without such further approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
Section 9.4 Waiver. At any time prior to the Effective Date, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties
hereto,   (ii)  waive  any  inaccuracies  in  the representations
and warranties contained herein or in any documents delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall be given that by law requires further approval by the shareholders of the Company or Parent without such further approval having been obtained. No agreement on the part of a party hereto to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

                                    ARTICLE X
                               GENERAL PROVISIONS

Section 10.1 Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

             If to the Company:

             Coltec Industries Inc
             3 Coliseum Centre
             2550 West Tyvola Road
             Charlotte, NC  28217

             Attention:   Corporate Secretary
                          Fax:  (704) 423-7011

             With copies to:

             Cravath, Swaine & Moore
             825 Eighth Avenue
             New York, NY  10019

             Attention:   George W. Bilicic, Jr., Esq. and Allen
Finkelson, Esq.
                          Fax:  (212) 474-3700

            If to Parent or Sub:

            The B.F.Goodrich Company
            4020 Kinross Lakes Pkwy.
            Richfield, OH  44286-9368

            Attention:    Terrence G. Linnert
                          Sr. Vice President and General Counsel
                          Fax:  (330) 659-7737

            With a copy to:
            Squire, Sanders & Dempsey L.L.P.
            4900 Key Tower
            127 Public Square
            Cleveland, Ohio  44114-1304

            Attention:    Gordon S. Kaiser, Esq.
                          Fax:  (216) 479-8780

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

Section 10.2 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses, except that Parent and Company agree to each pay 50% of all printing, mailing and delivery expenses incurred by the parties hereto in connection with the Proxy Statement.

Section 10.3 Publicity. So long as this Merger Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise
making  any  public   statement  with  respect  to  the
transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law.

Section 10.4 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
Section  10.5  Interpretation.  (a)  When a  reference  is made in this Merger Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means corporations more than 50% of whose outstanding voting securities are directly or indirectly owned by Parent or the Company, as the case may be. The table of contents and headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement. When reference is made in this Merger Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit of this Merger Agreement, as the case may be, unless
otherwise  indicated.   Whenever  the  words  "include",
"includes" or "including" are used in this Merger Agreement and are not followed by the words "without limitation", they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Merger Agreement shall refer to this Merger Agreement as a whole and not to any particular provision of this Merger Agreement. Whenever "or" is used in this Merger Agreement it shall be construed in the nonexclusive sense. The phrases "transactions contemplated by this Merger Agreement" and "transactions contemplated hereby" shall include transactions contemplated by the Cross Stock Option Agreements.

         (b) As used in this Merger Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to any party, as the case may be, shall mean such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, financial condition, or results of operations of such party and its subsidiaries taken as a whole (excluding any state of facts, event, change or effect relating to (i) the economy or securities markets in general, (ii) this Merger Agreement or the transactions contemplated hereby or the announcement thereof or (iii) the aerospace industry in general).

         (c) As used in this Merger Agreement, "knowledge" shall mean, with respect to the matter in question, the actual knowledge of such matter by any executive officer of Parent or the Company, as applicable.

         (d) The inclusion of an item on any schedule to this Merger Agreement shall not be deemed to be indicative of the materiality of such item.
Section 10.6 Parties in Interest; No Assignment; Third Party Beneficiaries. (a) This Merger Agreement shall be binding upon and inure solely to the benefit of each party hereto, and their respective successors and permitted assigns. Except as expressly provided for in this Merger Agreement, neither this Merger Agreement nor the rights or obligations of any party hereto are assignable, except by operation of law or with the written consent of the other party. Except as expressly provided in Section 10.6(b), nothing in this Merger Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies hereunder.

         (b) The provisions of Sections 3.2,  7.5(a),  7.5(c) and
7.6 hereof and Section 7.5 of the Company  Disclosure  Schedule
(i) are intended to be for the benefit of, and will be enforceable by, each individual benefitted thereunder, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights, including rights to indemnification or contribution, that any such person may have by contract or otherwise.
Section 10.7 Miscellaneous. This Merger Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than the Confidentiality Agreement, as the same may be amended); and (b) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania (without giving effect to the provisions thereof relating to conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement and each of which shall only become effective when one or more counterparts have been signed by each party and delivered to the other parties.

Section 10.8 Cure Period. No party shall have any rights under this Merger Agreement for any actual or threatened breach of a representation, warranty, covenant or agreement contained herein, if such breach is capable of being cured, until (i) the non-breaching party has notified the breaching party of its determination of the existence (or threatened existence) of a basis for termination, and (ii) the breaching party shall have a reasonable time (considering the nature of the breach and the actions required for cure, but in no event longer than 60 days) to cure such breach.

Section 10.9 Non-Survival of Representations and Warranties. No representations or warranties in this Merger Agreement shall survive the Effective Date.
Section 10.10 Validity. (a) The invalidity or unenforceability of any provision of this Merger Agreement shall not affect the validity or enforceability of the other provisions of this Merger Agreement, which shall remain in full force and effect.

(b) In the event any court of competent jurisdiction holds any provision of this Merger Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Merger Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

(c) Each party agrees that, should any court of competent jurisdiction hold any provision of this Merger Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Merger Agreement or part hereof as the result of such holding or order.

IN WITNESS  WHEREOF,  the parties hereto have caused this Merger
Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                THE B.F.GOODRICH COMPANY


                                By:
                                     Name:  David L. Burner
                                     Title: Chairman and Chief
Executive Officer

                                RUNWAY ACQUISITION CORPORATION

                                By:
                                     Name:  Terrence G. Linnert
                                     Title: Vice President


                                COLTEC INDUSTRIES INC


                                By:
                                     Name:  John W. Guffey, Jr.
                                     Title: Chairman and Chief
Executive Officer

Exhibit 99.3
                         COMPANY STOCK OPTION AGREEMENT

         This COMPANY STOCK OPTION AGREEMENT, dated as of
November 22, 1998 (the "Company Stock Option Agreement") is between THE B.F.GOODRICH COMPANY, a corporation formed under the laws of the State of New York ("Parent") and COLTEC
INDUSTRIES INC, a corporation formed under the laws of the Commonwealth of Pennsylvania (the "Company").

                                    RECITALS

         Parent and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"). As a condition and inducement to entering into the Merger Agreement, the Company and Parent are entering into certain stock option agreements dated as of the date hereof (of which this Company
Stock Option Agreement is one) pursuant to which the parties grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (referred to collectively as the "Cross Stock Option Agreements").

         NOW,  THEREFORE,  to induce Parent to enter into the
Merger  Agreement, and  in  consideration  of  the
representations,   warranties,   covenants  and agreements  set
forth  in the  Merger  Agreement  and the  Cross  Stock  Option
Agreements, the parties agree as follows:

         1.       GRANT OF OPTION.

         (a) Subject to the terms and conditions set forth herein, the Company hereby grants to Parent an irrevocable option (the "Option") to purchase up to 12,550,638 shares,
subject   to  adjustment  as  provided  in  Section 11 (the
"Company Shares"), of common stock, $.01 par value per share, of the Company (the "Company Common Stock ") (being 19.9% of the number of shares of the Company Common Stock (excluding any shares of Company Common Stock held by a subsidiary of the Company) outstanding as of November 20, 1998 in the manner set forth below, at a price per Company Share of $20.125, subject to adjustment as provided in Section 11 (the "Exercise
Price"). The Exercise Price shall be payable in cash in accordance with Section 4.

(b) Notwithstanding the foregoing, in no event shall the number of the Company Shares for which the Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Company Common Stock (excluding any shares of Company Common Stock held by a subsidiary of the Company).

(c) Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement. "Acquisition
Proposal" shall have the meaning set forth in Section 9.2(b) of the Merger Agreement.




         2.       EXERCISE OF OPTION.

         (a) The Option may be exercised by Parent, in whole, but not in part, at any time after the Merger Agreement is terminated and the Company has become obligated to pay the Termination Fee ("Trigger Event").

(b) (i) The Company shall notify Parent promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by the Company shall not be a condition to the right of Parent to exercise the Option.
(ii) In the event Parent wishes to exercise the Option, Parent shall deliver to the Company written notice thereof (the "Exercise Notice").

(iii) Upon the giving by Parent to the Company of the Exercise Notice and the tender of the aggregate Exercise Price, Parent, provided that the conditions to the Company's obligation to issue the Company Shares to Parent hereunder set forth in
Section 3 have been  satisfied  or  waived,  shall be deemed to
be the holder  of  record  of  the  Company   Shares   issuable
upon  such   exercise, notwithstanding  that the stock  transfer
books of the Company shall then be closed or that certificates representing the Company Shares shall not then be actually delivered to Parent.

(iv) The closing of the purchase of Company Shares (the
"Closing") shall occur at a place, on a date, and at a time designated by Parent in the Exercise Notice delivered at least two business days prior to the date of the Closing.

         (c) The Option shall terminate upon the earliest to occur of:

(i)      the Effective Date of the Merger;

(ii) the  termination  of the Merger  Agreement  pursuant to
Section 9.1 thereof other than pursuant to (x) Section 9.1(g) thereof, (y) 9.1(j) thereof or (z) if an Acquisition Proposal with respect to the Company has been publicly disclosed to the shareholders of the Company (and not withdrawn or terminated) prior to the Company Meeting, Section 9.1(c) thereof;

(iii) to the extent that (x) an Acquisition Proposal with respect to the Company has been publicly disclosed to the shareholders of the Company (and not withdrawn or terminated) prior to the Company Meeting, (y) the Merger Agreement is terminated pursuant to Section 9.1(c) thereof and (z) the Company does not enter into any agreement providing for the
consummation  of an  Acquisition Proposal   with   respect  to
the   Company  (it  being   understood   that  no confidentiality
agreement with respect to an Acquisition Proposal shall constitute such an agreement) and no Acquisition Proposal with respect to the Company shall have been consummated, in each case, during the twelve month period following the termination of the Merger Agreement, twelve months after the date of such termination; and

                                      - 2 -




(iv) 30 days following a Trigger Event (or if, at the expiration of such 30 day period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iv) later than 180 days following such Trigger Event).

(d) Notwithstanding the foregoing, the Option may not be exercised and shall terminate if (x) any of the representations and warranties of Parent contained in this Company Stock
Option Agreement or the Merger Agreement, which are qualified as to materiality, were or shall be inaccurate in any respect, or any of the representations and warranties of Parent contained herein or therein, which are not so qualified, were or shall be inaccurate in any material respect, in each case, (1) when made, (2) as of the date of any termination of the Merger Agreement and (3) as of the date of any purported exercise of the Option, in the case of clauses (2) and (3), as if made as of the date of such termination or purported exercise, respectively (except for representations and warranties that by their express provisions are made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were or shall have been inaccurate at such times as stated therein), or (y) at the time of termination of the Merger Agreement or any purported exercise of the Option, Parent is in material breach of any of its covenants contained in the Merger Agreement or in this Company Stock Option Agreement.

         3.  CONDITIONS TO CLOSING.  The  obligation of the
Company to issue the Company Shares to Parent hereunder is subject to the conditions that:

         (a) the waiting periods, if any, applicable to the issuance of the Company Shares under the HSR Act and the Competition Act (Canada) shall have expired or been terminated and all other Company Required Consents and Parent Required Consents in each case relating to this Company Stock Option Agreement and required to be obtained prior to issuance of the Company Shares shall have been obtained, except where the failure to obtain such other Company Required Consents or Parent Required Consents would not have a Material Adverse Effect on the Company or Parent, as the case may be;

         (b) the Company Shares shall have been authorized for listing on the NYSE upon official notice of issuance; and

         (c) no preliminary or permanent injunction or other order by any court or other Governmental Entity of competent jurisdiction (i) prohibiting or preventing such issuance or
(ii) having any of the effects set forth in Section 8.1(f)(ii) of the Merger Agreement shall have been issued and remain in effect. The condition set forth in paragraph (b) above may be waived by Parent in its sole discretion.

         4.       CLOSING.  At the Closing,

         (a) The Company shall deliver to Parent a single certificate in definitive form representing the Company Shares, such certificate to be registered in the name of Parent and to bear the legend set forth in Section 12; and

                                      - 3 -



         (b) Parent shall  deliver to the Company the aggregate
Exercise Price for the Company Shares by wire transfer of immediately available funds to an account to be designated in writing by the Company.

         (c) The Company shall pay all expenses that may be payable in respect of the preparation, issuance and delivery of stock certificates under this Section 4.

         5.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.
The  Company represents and warrants to Parent that:

         (a) the Company has taken all necessary corporate action to authorize and reserve for issuance and (subject to the satisfaction of the conditions set forth in Section 3) to permit it to issue, upon exercise of the Option, and, at all times from the date hereof through the expiration of the Option will have reserved, authorized and unissued shares of Company Common Stock sufficient for the exercise of the Option and the Company Shares, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable; and

         (b) upon delivery of the Company Shares to Parent upon the exercise of the Option, Parent will acquire the Company
Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

         6. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that:

         (a) any Company Shares acquired by Parent upon exercise of the Option will be acquired for Parent's own account, for investment purposes only and will not be, and the Option is not being, acquired by Parent with a view to the public distribution of the Company Shares, in violation of any applicable provision of the Securities Act; and

         (b) any Company Shares acquired by Parent upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act and otherwise in accordance with this Company Stock Option Agreement.

         7.       CERTAIN REPURCHASES.

         (a) At the request of Parent by written notice (the "Cash-Out Notice") at any time during which the Option is exercisable pursuant to Section 2, the Company (or any successor entity thereof) shall, to the extent permitted by applicable law and subject to the receipt by it of any consent or waiver required by it under the terms of any indenture, loan document or other contract, pay to Parent, in consideration of the redelivery and cancellation without exercise of the Option (in whole and not in part), an amount in cash (the "Cash-Out Amount") equal to the difference between the "Market/Offer Price" (as defined below) for shares of the Company Common Stock as of the date Parent delivers the Cash-Out Notice and the Exercise Price, multiplied by the total
                                      - 4 -




number of the Company Shares, but only if the Market/Offer Price is greater than the Exercise Price. For purposes of this
Section 7, the "Market/Offer Price" shall mean, as of any date, the higher of (x) the price per share offered as of such date pursuant to any tender or exchange offer or other public offer with respect to the highest Acquisition Proposal with respect to the Company which was made prior to such date and not terminated or withdrawn as of such date (the "Offer Price") and
(y) Fair Market Value (as defined below) as of such date. As used herein, "Fair Market Value" shall be the average of the daily closing sales price for a share of the Company Common Stock on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day immediately preceding the date such Fair Market Value is to be determined. In the event that the consideration offered pursuant to any Acquisition Proposal includes any consideration other than cash, such consideration shall be valued as follows for purposes of calculating the Offer
Price: (i) any securities that are either listed on a national securities exchange (as defined under the Securities
Act) or on any designated offshore securities market (as defined in Regulation S under the Securities Act) or included in a national securities quotation system (as defined in the Securities Act) (collectively, "Listed Securities") shall be valued based on the average of the daily closing sale price of such Listed Securities for the ten trading days on such national securities exchange, designated offshore securities market or national securities quotation system prior to the fifth trading day immediately preceding the date of delivery of the Cash-Out Notice; and (ii) any consideration other than cash or Listed Securities shall be valued based on the written opinion of an investment banking firm of nationally recognized reputation selected by Parent, which firm is reasonably acceptable to the Company. The costs and fees of such investment banking firm in connection with such valuation shall be borne equally by Parent and the Company.

         (b) In the event Parent  exercises  its right under this
Section 7, the Company shall, within ten business days thereafter, pay the required amount to Parent in immediately available funds and Parent shall surrender to the Company the Option, and Parent shall warrant that it owns the Option and that the Option is then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

         8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), Parent shall vote any shares of capital stock of the Company acquired by Parent pursuant to this Company Stock Option Agreement or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by Parent on each matter submitted to a vote of shareholders of the Company for and against such matter in the same proportion as the vote of all other shareholders of the Company are voted (whether by proxy or otherwise) for and against such matter.

         9.       RESTRICTIONS ON TRANSFER.

         (a) The Company Shares shall not be directly or indirectly, by operation of law or otherwise, sold, assigned, pledged, or otherwise disposed of or transferred, other than in accordance with Section 9(b) or Section 10.
                                      - 5 -



         (b) Parent shall be permitted to sell, assign, transfer or dispose of any Company Shares beneficially owned by it if such sale is made (i) pursuant to a transaction that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the Company, by a majority of the members of the Board of Directors of the Company, which majority shall include a majority of directors who were directors prior to the announcement of such transaction or (ii) to any purchaser or transferee who would not, to Parent's knowledge after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 1% of the Company Common Stock on a fully diluted basis (excluding any shares of Company Common Stock held by a subsidiary of the Company).

         10.      REGISTRATION RIGHTS.

         (a) On or prior to the second anniversary of the exercise of the Option, Parent may by written notice (the "Registration Notice") to the Company request the Company to register under the Securities Act all or any part of the Company Shares beneficially owned by Parent (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering, in which Parent and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Company Shares representing more than 1% of the outstanding shares of Company Common Stock on a fully diluted basis (excluding any shares of Company Common Stock held by a subsidiary of the Company) (a "Permitted Offering").

         (b) The Registration Notice shall include a certificate executed by Parent and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that

(i) they have a good faith intention to commence promptly a Permitted Offering, and

(ii) the Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least
80% of the then Fair Market Value of such shares.

         (c) The Company (and/or any person designated by the Company) shall thereupon have the option exercisable by written notice delivered to the Parent within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option
Price") equal to the product of (i) the number of Registrable Securities to be so purchased by the Company and (ii) the then Fair Market Value of such shares.

         (d) Any purchase of Registrable Securities by the Company (or its designee) under Section 10(c) shall take place at a closing to be held at the principal executive offices of the Company or at the offices of its counsel at any reasonable date and time designated by the Company and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

                                      - 6 -




         (e) If the Company does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its reasonable efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that

(i) Parent shall not be entitled to more than an aggregate of two effective registration statements hereunder, and

(ii) the Company will not be required to file any such registration statement during any period of time (not to exceed 180 days after such request) when:
(A) the Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Company, such information would have to be disclosed if a registration statement were filed at that time;
(B) the Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

(C) the Company determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Company or any of its affiliates.

         (f) The Company shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

         (g) The registration rights set forth in this Section 10 are subject to the condition that Parent shall provide the Company with such information with respect to its Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Company, is necessary to enable the Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

         (h) A registration effected under this Section 10 shall be effected at the Company's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to Parent, and the Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.
                                      - 7 -



         (i) In connection with any registration effected under this Section 10, the parties agree

(i) to indemnify each other and the underwriters in the customary manner,

(ii) to enter into an underwriting agreement in form and
substance customary for transactions  of  such  type  with  the
Manager  and  the  other   underwriters participating in such
offering, and

(iii) to take further reasonable actions which are necessary to effect such registration and sale.

         (j) The Company shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

         11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on the Company contained in this Company Stock Option Agreement or in the Merger Agreement, in the event of any change in Company Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately and proper provision will be made in the agreements governing such transaction, so that Parent will receive upon exercise of the Option the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Company Common Stock are issued after the date of this Company Stock Option Agreement (other than pursuant to an event described in the first sentence of this Section 11(a)), the number of Company Shares will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Company Common Stock (excluding any shares of Company Common Stock held by a subsidiary of the Company) then issued and outstanding, without giving effect to any shares subject to the Option.

         12. RESTRICTIVE LEGENDS. Each certificate representing shares of the Company Common Stock issued to Parent hereunder shall include a legend in substantially the following form:

                                      - 8 -



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE COMPANY STOCK OPTION AGREEMENT, DATED AS OF NOVEMBER 22, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

(i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference, if Parent shall have delivered to the Company a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to the Company, to the effect that such legend is not required for purposes of the Securities Act or such laws;

(ii) the reference to the provisions to this Company Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with
the   provisions  of  this  Company  Stock  Option   Agreement
and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

         13. BINDING EFFECT: NO ASSIGNMENT: NO THIRD PARTY BENEFICIARIES. (a) This Company Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns.

         (b) Except as expressly provided for in this Company Stock Option Agreement, neither this Company Stock Option Agreement nor the rights or obligations of either party hereto are assignable except with the written consent of the other party.

         (c) Nothing contained in this Company Stock Option
Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies hereunder.
                                      - 9 -



         (d) Any Company Shares sold by Parent in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Company Stock Option Agreement.

         14. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Company Stock Option Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Company Stock Option Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         15. VALIDITY. (a) The invalidity or unenforceability of any provision of this Company Stock Option Agreement shall not affect the validity or enforceability of the other provisions of this Company Stock Option Agreement, which shall remain in full force and effect.

         (b) In the event any court or other competent authority holds any provision of this Company Stock Option
Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Company Stock Option Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

         (c) Each party agrees that, should any court or other competent authority hold any provision of this Company Stock Option Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Company Stock Option Agreement or part hereof as the result of such holding or order.

         16. NOTICES. All notices and other communications under this Company Stock Option Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, if (a) delivered personally, by overnight courier, telecopy or by registered or certified mail, postage prepaid, return receipt requested addressed as follows:
         A.       If to Parent, to:

                  The B.F.Goodrich Company
                  4020 Kinross Lakes Pkwy.
                  Richfield, OH  44286-9368

                  Attention:  Terrence G. Linnert
                              Sr. Vice President and General
Counsel
                              Fax:  (330) 659-7737

                                      - 10 -



                  with a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114-1304

                  Attention:  Gordon S. Kaiser, Esq.
                              Fax: (216) 479-8780

         B.       If to the Company, to:

                  Coltec Industries Inc
                  3 Coliseum Centre
                  2550 West Tyvola Road
                  Charlotte, NC  28217

                  Attention:  Corporate Secretary
                              Fax:  (704) 423-7011

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention:   George W. Bilicic, Jr., Esq. and
                               Allen Finkelson, Esq.
                               Fax: (212) 474-3700

or to such other address as either party may have furnished to the other party in writing in accordance with this Section.

         17. GOVERNING LAW: CHOICE OF FORUM. This Company Stock Option Agreement shall be governed in all respects, including validity, interpretation and effect by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof relating to conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         18.      INTERPRETATION.

         (a) When reference is made in this Company Stock Option Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit of this Company Stock Option Agreement, as the case may be, unless otherwise indicated.

                                      - 11 -



         (b) The headings  contained in this Company Stock Option
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Company
Stock Option Agreement.

         (c) Whenever the words "include," "includes," or "including" are used in this Company Stock Option Agreement and are not followed by the words "without limitation", they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Company Stock Option Agreement shall refer to this Company Stock Option Agreement as a whole and not to any particular provision of this Company Stock Option Agreement.

         (d)  Whenever  "or" is used in this Company  Stock
Option Agreement it shall be construed in the nonexclusive sense.

         19. COUNTERPARTS; EFFECT. This Company Stock Option Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and each of which shall only become effective when one or more counterparts have been signed by each party and delivered to the other party.

         20. AMENDMENTS; WAIVER. This Company Stock Option Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived but, in the case of an amendment, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         21.  LOSS OR  MUTILATION.  Upon  receipt  by the
Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Company Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Company Stock Option Agreement, if mutilated, the Company will execute and deliver a new Company Stock Option Agreement of like tenor and date.

         IN WITNESS WHEREOF, the parties hereto have caused this Company Stock Option Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                THE B.F.GOODRICH COMPANY


                                By:
                                    Name:  David L. Burner
                                    Title: Chairman and Chief
Executive Officer

                                COLTEC INDUSTRIES INC


                                By:
                                    Name:  John W. Guffey, Jr.
                                    Title: Chairman and Chief
Executive Officer
                                      - 12 -




                          PARENT STOCK OPTION AGREEMENT

         This PARENT STOCK OPTION AGREEMENT,  dated as of
November 22, 1998 (the "Parent Stock Option Agreement") is between THE B.F.GOODRICH COMPANY, a corporation formed under the laws of the State of New York ("Parent") and COLTEC
INDUSTRIES INC, a corporation formed under the laws of the Commonwealth of Pennsylvania (the "Company").

                                    RECITALS

         Parent and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"). As a condition and inducement to entering into the Merger Agreement, the Company and Parent are entering into certain stock option agreements dated as of the date hereof (of which this Parent Stock Option Agreement is one) pursuant to which the parties grant each other an option with respect to certain shares of each other's common stock on the terms and subject to the conditions set forth therein (referred to collectively as the "Cross Stock Option Agreements").

         NOW, THEREFORE, to induce the Company to enter into the Merger Agreement, and in consideration of the representations, warranties, covenants and agreements set forth in the Merger Agreement and the Cross Stock Option Agreements, the parties agree as follows:

         1.       GRANT OF OPTION.

         (a) Subject to the terms and conditions set forth herein, Parent hereby grants to the Company an irrevocable option (the "Option") to purchase up to 14,792,612 shares, subject to adjustment as provided in Section 11 (the
"Parent Shares"), of common stock, $5 par value per share, of Parent (the "Parent Common Stock") (being 19.9% of the number of shares of Parent Common Stock outstanding as of November 18, 1998 in the manner set forth below, at a price per Parent Share of $35.9375, subject to adjustment as provided in Section 11 (the "Exercise Price"). The Exercise Price shall be payable in cash in accordance with Section 4.

(b) Notwithstanding the foregoing, in no event shall the number of the Parent Shares for which the Option is exercisable exceed 19.9% of the number of issued and outstanding shares of Parent Common Stock.

(c) Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

         2.       EXERCISE OF OPTION.

         (a) The Option may be exercised by the Company, in whole, but not in part, at any time after the Merger Agreement is terminated and Parent has become obligated to pay the Termination Fee ("Trigger Event").





(b) (i) Parent shall notify the Company promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by Parent shall not be a condition to the right of the Company to exercise the Option.

(ii) In the event the Company wishes to exercise the Option, the Company shall deliver to Parent written notice thereof (the
"Exercise Notice").

(iii) Upon the giving by the Company to Parent of the Exercise Notice and the tender of the aggregate Exercise Price, the Company, provided that the conditions to Parent's obligation to issue the Parent Shares to the Company hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the Parent Shares issuable upon such exercise, notwithstanding that the stock transfer books of Parent shall then be closed or that certificates representing the Parent Shares shall not then be actually delivered to the Company.

(iv) The closing of the purchase of Parent Shares (the "Closing") shall occur at a place, on a date, and at a time designated by the Company in the Exercise Notice delivered at least two business days prior to the date of the Closing.

         (c) The Option shall terminate upon the earliest to occur of:

(i)      the Effective Date of the Merger;

(ii) the  termination  of the Merger  Agreement  pursuant to
Section 9.1 thereof other than pursuant to (x) Section 9.1(i) thereof, (y) 9.1(k) thereof or (z) if an Acquisition Proposal with respect to Parent has been publicly disclosed to the shareholders of Parent (and not withdrawn or terminated) prior to the Parent Meeting, Section 9.1(d) thereof;

(iii) to the extent that (x) an Acquisition Proposal with respect to Parent has been publicly disclosed to the shareholders of Parent (and not withdrawn or terminated) prior to the Parent Meeting, (y) the Merger Agreement is terminated pursuant to Section 9.1(d) thereof and (z) Parent does not enter into any agreement providing for the consummation of an Acquisition Proposal with respect to Parent (it being understood that no confidentiality agreement with respect to an Acquisition Proposal shall constitute such an agreement) and no Acquisition Proposal with respect to Parent shall have been consummated, in each case, during the twelve month period following the termination of the Merger Agreement, twelve months after the date of such termination; and

(iv) 30 days following a Trigger Event (or if, at the expiration of such 30 day period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iv) later than 180 days following such Trigger Event).

                                      - 2 -



(d) Notwithstanding the foregoing, the Option may not be exercised and shall terminate if (x) any of the representations and warranties of the Company contained in this Parent Stock Option Agreement or the Merger Agreement, which are qualified as to materiality, were or shall be inaccurate in any respect, or any of the representations and warranties of the Company contained herein or therein, which are not so qualified, were or shall be inaccurate in any material respect, in each case, (1) when made, (2) as of the date of any termination of the Merger Agreement and (3) as of the date of any purported exercise of the Option, in the case of clauses
(2) and (3), as if made as of the date of such termination or purported exercise, respectively (except for representations and warranties that by their express provisions are made as of a specific date or dates, which shall only be deemed inaccurate to the extent that they were or shall have been inaccurate at such times as stated therein), or (y) at the time of termination of the Merger Agreement or any purported exercise of the Option, the Company is in material breach of any of its covenants contained in the Merger Agreement or in this Parent Stock Option Agreement.

         3. CONDITIONS TO CLOSING. The obligation of Parent to issue the Parent Shares to the Company hereunder is subject to the conditions that:

         (a) the waiting periods, if any, applicable to the issuance of the Parent Shares under the HSR Act and the Competition Act (Canada) shall have expired or been terminated and all other Company Required Consents and the Parent Required Consents in each case relating to this Parent Stock Option Agreement and required to be obtained prior to issuance of the Parent Shares shall have been obtained, except where the failure to obtain such other Company Required Consents or the Parent Required Consents would not have a Material Adverse Effect on the Company or Parent, as the case may be;

         (b) the Parent Shares shall have been authorized for listing on the NYSE upon official notice of issuance; and

         (c) no preliminary or permanent injunction or other order by any court or other Governmental Entity of competent jurisdiction (i) prohibiting or preventing such issuance or
(ii) having any of the effects set forth in Section 8.1(f)(ii) of the Merger Agreement shall have been issued and remain in effect. The condition set forth in paragraph (b) above may be waived by the Company in its sole discretion.

         4.       CLOSING.  At the Closing,

         (a) Parent shall deliver to the Company a single certificate in definitive form representing the Parent
Shares,   such  certificate  to  be registered  in the name of
the  Company  and to bear  the  legend  set  forth in Section 12;
and

                                      - 3 -



         (b) The Company shall deliver to Parent the  aggregate
Exercise Price for the Parent Shares by wire transfer of immediately available funds to an account to be designated in writing by Parent.

         (c) Parent shall pay all expenses that may be payable in respect of the preparation, issuance and delivery of stock certificates under this Section 4.

         5. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company that:

         (a) Parent has taken all necessary corporate action to authorize and reserve for issuance and (subject to the satisfaction of the conditions set forth in Section 3) to permit it to issue, upon exercise of the Option, and, at all times from the date hereof through the expiration of the Option will have reserved, authorized and unissued shares of Parent Common Stock sufficient for the exercise of the Option and the Parent Shares, upon issuance pursuant hereto, will be duly and validly issued, fully paid and nonassessable; and
         (b) upon delivery of the Parent Shares to the Company upon the exercise of the Option, the Company will acquire the Parent Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever.

         6.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.
The  Company represents and warrants to Parent that:

         (a) any Parent Shares acquired by the Company upon exercise of the Option will be acquired for the Company's own account, for investment purposes only and will not be, and the Option is not being, acquired by the Company with a view to the public distribution of the Parent Shares, in violation of any applicable provision of the Securities Act; and

         (b) any Parent Shares acquired by the Company upon exercise of the Option will not be transferred or otherwise disposed of except in a transaction registered, or exempt from registration, under the Securities Act and otherwise in accordance with this Parent Stock Option Agreement.

         7.       CERTAIN REPURCHASES.

         (a) At the request of the Company by written notice (the "Cash-Out Notice") at any time during which the Option is exercisable pursuant to Section 2, Parent (or any successor entity thereof) shall, to the extent permitted by applicable law and subject to the receipt by it of any consent or waiver required by it under the terms of any indenture,
loan  document  or other contract,   pay  to  the  Company,   in
consideration of the redelivery and cancellation without exercise of the Option (in whole and not in part), an amount in cash (the "Cash-Out Amount") equal to the difference between the "Market/Offer Price" (as defined below) for shares of Parent Common Stock as of the date the Company delivers the Cash-Out Notice and the Exercise Price, multiplied by the total number of the Parent Shares, but only if the
                                      - 4 -




Market/Offer Price is greater than the Exercise Price. For purposes of this Section 7, the "Market/Offer Price" shall mean, as of any date, the higher of (x) the price per share offered as of such date pursuant to any tender or exchange offer or other public offer with respect to the highest Acquisition Proposal with respect to Parent which was made prior to such date and not terminated or withdrawn as of such date (the "Offer Price") and (y) Fair Market Value (as defined below) as of such date. As used herein, "Fair Market Value" shall be the average of the daily closing sales price for a share of Parent Common Stock on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day immediately preceding the date such Fair Market Value is to be determined.
In  the  event  that  the  consideration  offered  pursuant  to
any Acquisition   Proposal  includes  any   consideration   other
than cash, such consideration shall be valued as follows for purposes of calculating the Offer Price: (i) any securities that are either listed on a national securities exchange (as defined under the Securities Act) or on any designated offshore securities market (as defined in Regulation S under the Securities Act) or included in a national securities quotation system (as defined in the Securities Act) (collectively, "Listed Securities") shall be valued based on the average of the daily closing sale price of such Listed
Securities for the ten trading days on such national securities exchange, designated offshore securities market or national securities quotation system prior to the fifth trading day immediately preceding the date of delivery of the Cash-Out
Notice;   and  (ii)  any consideration  other than cash or Listed
Securities shall be valued based on the written  opinion  of  an
investment  banking  firm  of  nationally   recognized reputation
selected by the Company, which firm is reasonably acceptable to Parent. The costs and fees of such investment banking firm in connection with such valuation shall be borne equally by Parent and the Company.

         (b) In the event the Company exercises its right under this Section 7, Parent shall, within ten business days thereafter, pay the required amount to the Company in immediately available funds and the Company shall surrender to Parent the Option, and the Company shall warrant that it owns the Option and that the Option is then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

         8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), the Company shall vote any shares of capital stock of Parent acquired by the Company pursuant to this Parent Stock Option Agreement or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by the Company on each matter submitted to a vote of shareholders of Parent for and against such matter in the same proportion as the vote of all other shareholders of Parent are voted (whether by proxy or otherwise) for and against such matter.

         9.       RESTRICTIONS ON TRANSFER.

         (a) The Parent Shares shall not be directly or indirectly, by operation of law or otherwise, sold, assigned, pledged, or otherwise disposed of or transferred, other than in accordance with Section 9(b) or Section 10.
                                      - 5 -



         (b) The Company shall be permitted to sell, assign, transfer or dispose of any Parent Shares beneficially owned by it if such sale is made (i) pursuant to a transaction that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of Parent, by a majority of the members of the Board of Directors of Parent, which majority shall include a majority of directors who were directors prior to the announcement of such transaction or (ii) to any purchaser or transferee who would not, to the Company's knowledge after reasonable inquiry, immediately following such sale, assignment, transfer or disposal beneficially own more than 1% of Parent Common Stock on a fully diluted basis.

         10.      REGISTRATION RIGHTS.

         (a) On or prior to the second anniversary of the exercise of the Option, the Company may by written notice (the "Registration Notice") to Parent request Parent to register under the Securities Act all or any part of the Parent Shares beneficially owned by the Company (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering, in which the Company and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Parent Shares representing more than 1% of the outstanding shares of Parent Common Stock on a fully diluted basis (a "Permitted Offering").

         (b) The Registration Notice shall include a certificate executed by the Company and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "Manager"), stating that

(i) they have a good faith intention to commence promptly a Permitted Offering, and

(ii) the Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least
80% of the then Fair Market Value of such shares.

         (c) Parent (and/or any person designated by the Parent) shall thereupon have the option exercisable by written notice delivered to the Company within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "Option Price") equal to the product of (i) the number of Registrable Securities to be so purchased by Parent and (ii) the then Fair Market Value of such shares.

         (d) Any purchase of Registrable Securities by Parent (or its designee) under Section 10(c) shall take place at a closing to be held at the principal executive offices of Parent or at the offices of its counsel at any reasonable date and time designated by Parent and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

                                      - 6 -



         (e) If Parent does not elect to exercise its option pursuant to this Section 10 with respect to all Registrable Securities, it shall use its reasonable efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that

(i) The Company shall not be entitled to more than an aggregate of two effective registration statements hereunder, and

(ii) Parent will not be required to file any such registration statement during any period of time (not to exceed 180 days after such request) when:
(A) Parent is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to Parent, such information would have to be disclosed if a registration statement were filed at that time;

(B) Parent is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

(C) Parent determines,  in its reasonable judgment, that such
registration would interfere  with  any  financing,   acquisition
or other material transaction involving Parent or any of its affiliates.

         (f) Parent shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Company may
reasonably   request  and  shall  continue  such  registration
or qualification in effect in such jurisdiction; provided, however, that Parent shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

         (g) The registration rights set forth in this Section 10 are subject to the condition that the Company shall provide Parent with such information with respect to its Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for Parent, is necessary to enable Parent to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

         (h) A registration effected under this Section 10 shall be effected at Parent's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Company, and Parent shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.
                                      - 7 -



         (i) In connection with any registration effected under this Section 10, the parties agree

(i)  to indemnify each other and the underwriters in the
customary manner,
(ii) to enter into an underwriting agreement in form and
substance customary for transactions  of  such  type  with  the
Manager  and  the  other   underwriters participating in such
offering, and

(iii) to take further reasonable actions which are necessary to effect such registration and sale.

         (j) Parent shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

         11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on Parent contained in this Parent Stock Option Agreement or in the Merger Agreement, in the event of any change in Parent Common Stock by reason of
stock  dividends,   splitups,   mergers  (other  than  the
Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option and the Exercise Price shall be adjusted appropriately and proper provision will be made in the agreements governing such transaction, so that the Company will receive upon exercise of the Option the number and class of shares or other securities or property that the Company would have received in respect of Parent Common Stock if the Option had been exercised immediately prior to such event or the record date therefor, as applicable. Subject to Section 1, and without limiting the parties' relative rights and obligations under the Merger Agreement, if any additional shares of Parent Common Stock are issued after the date of this Parent Stock Option Agreement (other than pursuant to an event described in the first sentence of this Section 11(a)), the number of Parent Shares will be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Parent Common Stock then issued and outstanding, without giving effect to any shares subject to the Option.

         12. RESTRICTIVE LEGENDS. Each certificate representing shares of Parent Common Stock issued to the Company hereunder shall include a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PARENT STOCK OPTION AGREEMENT, DATED AS OF NOVEMBER 22, 1998, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

It is understood and agreed that:

(i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference, if the Company shall have delivered to Parent a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or such laws;

(ii) the reference to the provisions to this Parent Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with
the   provisions   of  this  Parent  Stock  Option   Agreement
and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

         13. BINDING EFFECT: NO ASSIGNMENT: NO THIRD PARTY BENEFICIARIES. (a) This Parent Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns.

         (b) Except as expressly provided for in this Parent Stock Option Agreement, neither this Parent Stock Option Agreement nor the rights or obligations of either party hereto are assignable except with the written consent of the other party.

         (c) Nothing contained in this Parent Stock Option
Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies hereunder.

         (d) Any Parent Shares sold by the Company in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Parent Stock Option Agreement.

         14. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Parent Stock Option Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Parent Stock Option Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         15. VALIDITY. (a) The invalidity or unenforceability of any provision of this Parent Stock Option Agreement shall not affect the validity or enforceability of the other provisions of this Parent Stock Option Agreement, which shall remain in full force and effect.

         (b) In the event any court or other competent authority holds any provision of this Parent Stock Option
Agreement  to  be  null,   void  or unenforceable,  the parties
hereto shall negotiate in good faith the execution and delivery of an amendment to this Parent Stock Option Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

         (c) Each party agrees that, should any court or other competent authority hold any provision of this Parent Stock Option Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Parent Stock Option Agreement or part hereof as the result of such holding or order.

         16. NOTICES. All notices and other communications under this Parent Stock Option Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, if (a) delivered personally, by overnight courier, telecopy or by registered or certified mail, postage prepaid, return receipt requested addressed as follows:
         A.       If to Parent, to:

                  The B.F.Goodrich Company
                  4020 Kinross Lakes Pkwy.
                  Richfield, OH  44286-9368

                  Attention:  Terrence G. Linnert
                              Sr. Vice President and General
Counsel
                              Fax:  (330) 659-7737

                  with a copy to:

                  Squire, Sanders & Dempsey L.L.P.
                  4900 Key Tower
                  127 Public Square
                  Cleveland, Ohio  44114-1304

                  Attention:  Gordon S. Kaiser, Esq.
                              Fax: (216) 479-8780

         B.       If to the Company, to:

                  Coltec Industries Inc
                  3 Coliseum Centre
                  2550 West Tyvola Road
                  Charlotte, NC  28217

                  Attention:  Corporate Secretary
                              Fax:  (704) 423-7011

                  with a copy to:

                  Cravath, Swaine & Moore
                  825 Eighth Avenue
                  New York, New York 10019

                  Attention:  George W. Bilicic, Jr., Esq. and
                              Allen Finkelson, Esq.
                              Fax: (212) 474-3700

or to such other address as either party may have furnished to the other party in writing in accordance with this Section.

         17. GOVERNING LAW: CHOICE OF FORUM. This Parent Stock Option Agreement shall be governed in all respects, including validity, interpretation and effect by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the provisions thereof relating to conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         18.      INTERPRETATION.

         (a) When  reference is made in this Parent  Stock
Option  Agreement to Articles,  Sections,  Schedules  or
Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit of this Parent Stock Option Agreement, as the case may be, unless otherwise indicated.

         (b) The headings  contained in this Parent Stock Option
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Parent
Stock Option Agreement.

         (c) Whenever the words "include," "includes," or "including" are used in this Parent Stock Option Agreement and are not followed by the words "without limitation", they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Parent Stock Option Agreement shall refer to this Parent Stock Option Agreement as a whole and not to any particular provision of this Parent Stock Option Agreement.

         (d)  Whenever  "or" is used in this Parent  Stock
Option Agreement it shall be construed in the nonexclusive sense.

         19. COUNTERPARTS; EFFECT. This Parent Stock Option Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement and each of which shall only become effective when one or more counterparts have been signed by each party and delivered to the other party.

         20. AMENDMENTS; WAIVER. This Parent Stock Option Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived but, in the case of an amendment, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         21. LOSS OR MUTILATION. Upon receipt b y Parent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Parent Stock Option
Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Parent Stock Option Agreement, if mutilated, Parent will execute and deliver a new Parent Stock Option Agreement of like tenor and date.

         IN WITNESS WHEREOF, the parties hereto have caused this Parent Stock Option Agreement to be executed by their respective duly authorized officers as of the date first above written.


                              THE B.F.GOODRICH COMPANY


                               By:
                                    Name:   David L. Burner
                                    Title:  Chairman and Chief
Executive Officer

                               COLTEC INDUSTRIES INC


                               By:
                                    Name:   John W. Guffey, Jr.
                                    Title:  Chairman and Chief
Executive Officer